[EXECUTION COPY]                                                Exhibit 10.11







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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                  by and among


                           GP STRATEGIES CORPORATION,


                          GENERAL PHYSICS CORPORATION,


                                as the BORROWERS,


                            THE LENDERS PARTY HERETO,


                                       and


                              FLEET NATIONAL BANK,


                 as AGENT, as ISSUING BANK and as LEAD ARRANGER,


                          dated as of December 14, 2001


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



                                TABLE OF CONTENTS


1.           DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.......................1
   1.1       Definitions......................................................1
   1.2       Principles of Construction.......................................1

2.           AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT..................1
   2.1       Revolving Credit Loans; Revolving Credit Notes...................1
   2.2       Swing Line Loans; Swing Line Notes...............................1
   2.3       Procedure for Borrowing..........................................1
   2.4       Termination or Reduction of Commitments..........................1
   2.5       Prepayments of Loans; Additional Collateral......................1
   2.6       Use of Proceeds..................................................1
   2.7       Letter of Credit Sub-Facility....................................1
   2.8       Letter of Credit Participation and Funding Commitments...........1
   2.9       Absolute Obligation With Respect to Letter of Credit Payments....1
   2.10      Payments.........................................................1
   2.11      Cash Collateral Accounts:........................................1
   2.12      Defaulting Lender................................................1

3.           INTEREST, FEES, YIELD PROTECTIONS, ETC...........................1
   3.1       Interest Rate and Payment Dates..................................1
   3.2       Fees.............................................................1
   3.3       Conversions......................................................1
   3.4       Concerning Interest Periods......................................1
   3.5       Indemnification for Loss.........................................1
   3.6       Capital Adequacy.................................................1
   3.7       Reimbursement for Increased Costs................................1
   3.8       Illegality of Funding............................................1
   3.9       Substituted Interest Rate........................................1
   3.10      Taxes............................................................1
   3.11      Option to Fund...................................................1
   3.12      Replacement of Lenders...........................................1
   3.13      Guaranty Provisions..............................................1

4.           REPRESENTATIONS AND WARRANTIES...................................1
   4.1       Subsidiaries; Capitalization.....................................1
   4.2       Existence and Power..............................................1
   4.3       Authority and Execution..........................................1
   4.4       Binding Agreement; etc...........................................1
   4.5       Litigation.......................................................1
   4.6       Required Consents................................................1
   4.7       Absence of Defaults; No Conflicting Agreements...................1
   4.8       Compliance with Applicable Laws..................................1

   4.9       Taxes............................................................1
   4.10      Governmental Regulations.........................................1
   4.11      Federal Reserve Regulations; Use of Loan Proceeds................1
   4.12      Plans............................................................1
   4.13      Financial Statements.............................................1
   4.14      Property.........................................................1
   4.15      Authorizations...................................................1
   4.16      Environmental Matters............................................1
   4.17      Solvency.........................................................1
   4.18      Absence of Certain Restrictions..................................1
   4.19      No Misrepresentation.............................................1
   4.20      Intangible Assets................................................1
   4.21      Material Subsidiaries............................................1

5.           CONDITIONS TO EFFECTIVENESS OF SECOND AMENDED AND RESTATED CREDIT
               AGREEMENT......................................................1
   5.1       Evidence of Action...............................................1
   5.2       This Agreement...................................................1
   5.3       Notes; Letter of Credit Documents................................1
   5.4       Absence of Litigation............................................1
   5.5       Approvals and Consents...........................................1
   5.6       Absence of Material Adverse Change...............................1
   5.7       Financial Officer's Certificate..................................1
   5.8       Check-the-Box Status.............................................1
   5.9       Opinion of Counsel to the Borrowers and their Subsidiaries.......1
   5.10      Previous Information.............................................1
   5.11      Borrowers Security Agreement; Subordination Agreement;
               Subsidiary Guaranty and Security Agreement and Related Matters 1
   5.12      Search Reports and Related Documents.............................1
   5.13      Borrowing Base Certificate.......................................1
   5.14      Property, Public Liability and Other Insurance...................1
   5.15      Fees.............................................................1
   5.16      Fees and Expenses of Special Counsel.............................1
   5.17      Closing Date.....................................................1
   5.18      Charge of Shares; Debenture; Deed of Guarantee and Indemnity and
                Related Matters...............................................1

6.           CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT..........1
   6.1       Compliance.......................................................1
   6.2       Borrowing Request; Letter of Credit Request; Compliance with
                Borrowing Base................................................1
   6.3       Certain Documents................................................1
   6.4       Other Documents..................................................1

7.           AFFIRMATIVE COVENANTS............................................1
   7.1       Financial Statements and Information.............................1
   7.2       Certificates; Other Information..................................1
   7.3       Legal Existence..................................................1
   7.4       Taxes............................................................1
   7.5       Insurance........................................................1
   7.6       Performance of Obligations.......................................1
   7.7       Condition of Property............................................1
   7.8       Observance of Legal Requirements.................................1
   7.9       Inspection of Property; Books and Records; Discussions...........1
   7.10      Authorizations...................................................1
   7.11      Financial Covenants..............................................1
   7.12      Additional Subsidiaries..........................................1
   7.13      Mortgages........................................................1
   7.14      Title Reports; Appraisals........................................1

8.           NEGATIVE COVENANTS...............................................1
   8.1       Indebtedness.....................................................1
   8.2       Liens............................................................1
   8.3       Merger, Consolidations and Acquisitions..........................1
   8.4       Dispositions.....................................................1
   8.5       Investments, Loans, Etc..........................................1
   8.6       Restricted Payments..............................................1
   8.7       Capital Expenditures; Leases.....................................1
   8.8       Business and Name Changes........................................1
   8.9       ERISA............................................................1
   8.10      Prepayments of Indebtedness......................................1
   8.11      Amendments, Etc. of Certain Agreements...........................1
   8.12      Transactions with Affiliates.....................................1
   8.13      Issuance of Additional Capital Stock.............................1
   8.14      Limitation on Upstream Dividends by Subsidiaries.................1
   8.15      Limitation on Negative Pledges...................................1
   8.16      Margin Stock.....................................................1
   8.17      Intangible Assets................................................1
   8.18      Hydro Med Subordinated Debt Documents............................1
   8.19      No Prepayment of Subordinated Debt...............................1
   8.20      No Investments, etc. in Certain Subsidiaries.....................1

9.           DEFAULT..........................................................1
   9.1       Events of Default................................................1
   9.2       Contract Remedies................................................1

10.          THE AGENT........................................................1
   10.1      Appointment......................................................1

   10.2      Delegation of Duties.............................................1
   10.3      Exculpatory Provisions...........................................1
   10.4      Reliance by Agent................................................1
   10.5      Notice of Default................................................1
   10.6      Non-Reliance on Agent and Other Lenders..........................1
   10.7      Indemnification..................................................1
   10.8      Agent in Its Individual Capacity.................................1
   10.9      Successor Agent..................................................1

11.          OTHER PROVISIONS.................................................1
   11.1      Amendments and Waivers...........................................1
   11.2      Notices..........................................................1
   11.3      No Waiver; Cumulative Remedies...................................1
   11.4      Survival of Representations and Warranties and Certain Obligation1
   11.5      Expenses.........................................................1
   11.6      Lending Offices..................................................1
   11.7      Successors and Assigns...........................................1
   11.8      Indemnity........................................................1
   11.9      Limitation of Liability..........................................1
   11.10     Counterparts.....................................................1
   11.11     Adjustments; Set-off.............................................1
   11.12     Construction.....................................................1
   11.13     Governing Law....................................................1
   11.14     Headings Descriptive.............................................1
   11.15     Severability.....................................................1
   11.16     Integration......................................................1
   11.17     Consent to Jurisdiction..........................................1
   11.18     Service of Process...............................................1
   11.19     No Limitation on Service or Suit.................................1
   11.20     WAIVER OF TRIAL BY JURY..........................................1
   11.21     Treatment of Certain Information.................................1
   11.22     Judgment Currency................................................1
   11.23     Pledge to Federal Reserve........................................1
   11.24     Lost Notes.......................................................1
   11.25     Interest Adjustment..............................................1
   11.26     No Set-off or Counterclaim; Loan Documents in Full Effect........1
   11.27     Amendment and Restatement........................................1
   11.28     Re-Allocation of Loans, Letters of Credit Outstandings and
                Commitments...................................................1
   11.29     Certain Collateral Matters.......................................1

EXHIBITS

Exhibit A....Commitments
Exhibit B-1..Form of Second Amended and Restated Revolving Credit Note Exhibit B-2..Form of Swing Line Note
Exhibit C-1..Form of Borrowing Request
Exhibit C-2..Form of Letter of Credit Request
Exhibit D....Form of Notice of Conversion
Exhibit E....Form of Compliance Certificate
Exhibit F-1..Form of Opinion - New York counsel to the Obligors
Exhibit F-2..Form of Opinion - UK counsel to GP (UK)
Form F-3.....Form of Opinion - Real Estate counsel to the Obligors
Exhibit G....Form of Assignment and Acceptance Agreement
Exhibit H....Form of Second Amended and Restated Borrowers Security Agreement
Exhibit I....Form of Second Amended and Restated Subsidiary Guaranty
             and Security Agreement
Exhibit J....Form of Amended and Restated Intercompany Demand Note
Exhibit K-1..Form of Amended and Restated Subordination Agreement - Obligors Exhibit K-2..Form of Amended and Restated Subordination Agreement
         .... - Parent and Physics
Exhibit K-3..Form of Amended and Restated Subordination Agreement
         .... - SGLG and Physics
Exhibit L....Form of Borrowing Base Certificate
Exhibit M....Form of Charge of Shares
Exhibit N....Form of Debenture
Exhibit O....Form of Deed of Guarantee and Indemnity

                                    SCHEDULES

     Schedule 1.1 -....Eligible  Real Estate Schedule 2.7 -....Letters of Credit
Schedule 4.1  -....Subsidiaries  and Authorized,  Issued and  Outstanding  Stock
Schedule 4.5 -....Litigation  Schedule  4.16-....Environmental  Matters Schedule
4.21-....Material   Subsidiaries   and   Foreign   Subsidiaries   Schedule   8.1
-....Indebtedness  and Joint  Ventures  Schedule  8.2  -....Liens  Schedule  8.5
-....Investments  and  Eligible  Securities   Collateral  and  Other  Marketable
Securities Schedule 11.2 ....Contacts

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 15, 1998, as amended and restated as of August 31, 2000, and as further amended and restated as of December 14, 2001, by and among GP STRATEGIES CORPORATION (the "Parent"), a Delaware corporation and GENERAL PHYSICS CORPORATION ("Physics"), a Delaware corporation (Parent and Physics shall individually be referred to herein as a "Borrower" and shall collectively be referred to herein as the "Borrowers"), the lenders party hereto (together with their respective assigns, collectively, the "Lenders", and individually, each a "Lender") and FLEET NATIONAL BANK ("Fleet"), as agent for the Lenders (in such capacity, the "Agent"), as issuing bank (in such capacity, the "Issuing Bank") and as the lead arranger (in such capacity, the "Lead Arranger").

RECITALS:

         (1) The Borrower, General Physics Canada Ltd. ("GP Canada"), the Lenders and the Agent entered into a Credit Agreement, dated June 15, 1998, as amended by Amendment No. 1, dated as of July 21, 1998, Amendment No. 2, dated as of December 31, 1998, Amendment No. 3 dated as of May 7, 1999, and Amendment No. 4, dated as of December 17, 1999 (as amended and modified by the foregoing, the "Original Agreement").


         (2) The parties to the Original Agreement agreed to amend and restate the Original Agreement in its entirety by entering into an Amended and Restated Credit Agreement, dated as of August 31, 2000, as amended by the First
Amendment, dated as of December 15, 2000, the Second Amendment, dated, as of March 8, 2001, the Third Amendment, dated as of June 15, 2001, the Fourth Amendment, dated as of October, 15, 2001, and the Fifth Amendment, dated as of December 14, 2001 (as amended and modified by the foregoing, the "Existing Credit Agreement").

         (3) The Borrowers have requested, among other things, to amend and restate the Existing Credit Agreement, to combine the existing term loans and revolving loans into a single revolving credit loan facility which will be used, among other things, to repay the GP Canada Facility (as defined in the Existing Credit Agreement) and to provide a revolving credit loan facility for working capital and general corporate purposes of the Borrowers and their Subsidiaries, and the Issuing Bank, the Swing Line Loan Lender, the Lenders and the Agent are willing to amend the Existing Credit Agreement and to provide such accommodations on the terms and conditions set forth herein.

         (4) The parties hereto agree that effective on the Closing Date (such capitalized term, and other capitalized terms used in these recitals, to have the definitions set forth in Section 1.1 below), the Existing Credit Agreement is hereby amended and restated in its entirety.

         (5) Pursuant to the Existing Credit Agreement, the Parent and certain of its Subsidiaries granted to the Agent for the benefit of the Lenders certain guaranties and first priority, perfected pledges and security interests and/or liens in the Collateral delivered pursuant to certain Collateral Documents and in certain other Loan Documents, all as more particularly set forth in such Loan Documents.

         (6) In order to induce the Issuing Bank, the Swing Line Loan Lender, the Lenders and the Agent to amend and restate the Existing Credit Agreement and to make any Loans or issue any Letter of Credit hereunder, the Parent desires, and it is a condition to the effectiveness hereof, that the Parent and its Subsidiaries confirm their respective grants to the Agent for the benefit of the Lenders of the aforementioned first priority perfected pledges and security interests and/or liens in such collateral to secure all Obligations under and in connection with this Agreement and the other Loan Documents, confirm all related guaranties and pledge agreements, and grant certain additional collateral, all as more particularly set forth in this Agreement and the other Loan Documents.

         (7) The outstanding Loans and Commitments of certain of the Lenders under the Existing Credit Agreement have been reallocated among the credit facilities provided for hereunder, and certain new Lenders have become parties to this Agreement, so that after giving effect thereto the Revolving Loan Commitment Percentages of all Lenders are as set forth on Exhibit A hereto.

         NOW, THEREFORE, in consideration for the foregoing agreements and for other good and valuable consideration whose receipt and sufficiency are acknowledged, the Borrowers, the Lenders, the Issuing Bank, the Swing Line Loan Lender, the Lead Arranger and the Agent agree to the following terms.

1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1      Definitions

         As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

         "ABR Advances": collectively, the Revolving Credit Loans (or any portions thereof), and/or the Swing Line Loans (or any portion thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

         "Account(s)": with respect to any Person: (a) all "accounts" as defined in the Uniform Commercial Code of the State of New York and, in addition, all of the accounts, contract rights (including its rights as an unpaid vendor, or lienor, including stoppage in transit, replevin and reclamation), instruments, documents, chattel paper, notes and drafts of such Person, whether secured or unsecured, and whether or not specifically assigned to the Agent or any Lender hereunder, and including any right to payment which has been earned under a contract right and all inventory returned or reclaimed from Account Debtors and all rights to payment for goods sold or leased or services rendered; and (b) all products and proceeds (whether cash proceeds or otherwise) of the foregoing, whether now owned, held, or hereafter acquired by such Person.

         "Accountants": KPMG Peat Marwick LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to the Agent.

         "Account Debtor": at any time, in addition to the definition of "account debtor" as contained in the Uniform Commercial Code of the State of New York, any Person who is obligated under or on account of an Account, or any Person who is represented by any Borrower to be so obligated.

         "Accounts Receivable Borrowing Base": 80% of Eligible Accounts from time to time outstanding.

         "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

         "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, amalgamation, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment of any other Person, or (iii) any Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

         "Advance": an ABR Advance or a Eurodollar Advance, as the case may be.

         "Adjustment Date": the first day of the month following the month in which a Compliance Certificate is delivered by the Borrowers pursuant to Section 7.1(c).

         "Affected Advance": as defined in Section 3.9.

         "Affected Principal Amount": in the event that (i) any Borrower shall fail for any reason to borrow a Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to a Eurodollar Advance after it shall have notified the Agent of its intent to do so, an amount equal to the principal amount of such Eurodollar Advance; (ii) a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance; or

(iii) any Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Advance so prepaid or repaid.

         "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities or other interests having ordinary voting power for the election of directors or other Managing Persons thereof, other than as a limited partner of such other Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Aggregate Appraisal Value": the aggregate value of all Eligible Real Estate as set forth in Appraisals delivered to the Agent by the Borrowers or any of its Subsidiaries.

         "Agreement": this Second Amended and Restated Credit Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Alternate Base Rate": on any date, a rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% and
(ii) the Fleet Rate in effect on such date.

         "Applicable Margin": For the period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Fiscal Quarter of the Parent and its Subsidiaries ended immediately prior to the applicable Rate Adjustment Period.

                                                      Revolving
                                                      Loan          Letter of
                             ABR         Eurodollar   Commitment    Credit
Level    Leverage Ratio      Advances    Advances     Fee           Commissions
---------------------------- ----------- --------------------------- ----------

I        Greater than or     1.50%       3.00%        .50%           3.00%
         equal to
         2.00:1.00
---------------------------- ----------- --------------------------- ----------
II       Greater than or     1.25%       2.50%        .50%           2.50%
         equal to
         1.50:1.00 but
         less than
         2.00:1.00
---------------------------- ----------- --------------------------- ----------
III      Greater than or     1.00%       2.00%        .375%          2.00%
         equal to
         1.00:1.00 but
         less than
         1.50:1.00
---------------------------- ----------- --------------------------- ----------
IV       Less than           .75%        1.75%        .25%           1.75%
         1.00:1.00
---------------------------- ----------- --------------------------- ----------


         Notwithstanding the foregoing, the Applicable Margin for ABR Advances, Eurodollar Advances, Revolving Loan Commitment Fees and Letter of Credit Commissions payable during the period commencing on the Closing Date through (and including) the First Adjustment Date shall be the Applicable Margin set forth in Level I above. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Parent to the Agent of a new Compliance Certificate pursuant to Section 7.1(c). If the Parent shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Parent delivers to the Agent a Compliance Certificate, shall conclusively equal (a) in the case of ABR Advances or Eurodollar Advances, the highest Applicable Margin for such Advances, (b) in the case of Revolving Loan Commitment Fees, the highest Applicable Margin for such Revolving Loan Commitment Fees set forth above, and (c) in the case of Letter of Credit Commissions, the highest Applicable Margin for such Letter of Credit Commissions set forth above.

         "Appraisal": an appraisal delivered by the Parent or any of its Subsidiaries to the Agent by an appraiser selected by the Agent and using such methodology as is satisfactory to the Agent in its sole discretion.

         "Appraisal Date": the earlier of (a) each anniversary of the Closing Date or (b) any date selected by the Agent in its sole discretion.

         "Approved Bank": any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

         "Arbitration": That certain arbitration and/or legal action proceeding initiated by the Parent against MCI, an operating subsidiary of WorldCom, Inc.

         "Assignment": as defined in Section 11.7(c).

         "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee, substantially in the form of Exhibit G hereto.

         "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer thereof acceptable to the Agent and (ii) any Person which is not a corporation, the general partner or other Managing Person thereof acceptable to the Agent.

         "Benefited Lender": as defined in Section 11.11(a).

         "Borrower" and "Borrowers" are defined in the preamble.

         "Borrowers  Security  Agreement":   the  Second  Amended  and  Restated
Borrowers Security Agreement, by and between the Borrowers and the Agent substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated, or otherwise modified from time to time.

         "Borrowing Base": (i) Accounts Receivable Borrowing Base; plus (ii) the Marketable Securities Borrowing Base; plus (iii) the Real Estate Borrowing Base. The Agent shall have the right to review such computations and if, in its reasonable judgment, such computations have not been completed in accordance with the terms of this Agreement, the Agent shall have the right to correct such errors.

         "Borrowing Base Account(s)": those accounts receivable arising out of the sale or lease of goods or the rendition of services by Parent, Physics, or MXL and with respect to each such Person: (a) all "accounts" as defined in the Uniform Commercial Code of the State of New York and, in addition, all of the accounts, contract rights (including its rights as an unpaid vendor, or lienor, including stoppage in transit, replevin and reclamation), instruments, documents, chattel paper, notes and drafts of such Person, whether secured or unsecured, and whether or not specifically assigned to the Agent or any Lender hereunder, and including any right to payment which has been earned under a contract right and all inventory returned or reclaimed from Account Debtors and all rights to payment for goods sold or leased or services rendered; and (b) all products and proceeds (whether cash proceeds or otherwise) of the foregoing, whether now owned, held, or hereafter acquired by such Person.

         "Borrowing Base Certificate": a certificate substantially in the form of Exhibit L hereto, together with such changes thereto as the Agent may from time to time reasonably request for the purpose of monitoring the Borrowers' compliance with the limitations on the amount of the Revolving Credit Loans that may be outstanding at any time hereunder.

         "Borrowing Date": any Business Day on which (a) the Lenders make Revolving Credit Loans to the Borrowers, (b) the Swing Line Loan Lender makes Swing Line Loans to the Borrowers or (c) the Issuing Bank issues a Letter of Credit for the account of the Borrowers.

         "Borrowing Request": a request for Revolving Credit Loans and/or Swing Line Loans in the form of Exhibit C-1 hereto.

         "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which eurodollar funding between banks may be carried on in London, England.

         "Capital Expenditures": with respect to any Person for any period, the aggregate of all expenditures incurred by such Person during such period which, in accordance with GAAP, are required to be included in "Additions to Property, Plant or Equipment" or similar items reflected on the balance sheet of such Person, provided, however, that "Capital Expenditures" shall not include (i) operating leases, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damaged assets, equipment or other property within six months of the receipt of such proceeds.

         "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity, whether now outstanding or issued after the Closing Date.

         "Cash Collateral": as defined in Section 2.11.

         "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into the Cash Collateral Accounts maintained with (or on behalf of) the Agent on terms satisfactory to the Agent in an amount equal to the Stated Amount of such Letter of Credit.

         "Cash Collateral Accounts": as defined in Section 2.11.

         "Cash  Equivalents":  (i)  securities  issued  or  directly  and  fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in full support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in any such case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A- 2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and (v) investments in money market funds with a daily right of redemption and a net asset value of $1.00 per share and substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

         "Change in Control":  Should (i) any two of Scott N. Greenberg,  Jerome
I. Feldman or John C. McAuliffe cease (whether due to retirement, disability, death or otherwise) to hold the office, serve in the capacity or exercise the managerial policy-making responsibilities which on the date hereof he/she now holds, serves in or exercises with or on behalf of the Borrowers and/or Subsidiary Guarantor in which he/she now holds, serves or exercises and a replacement therefor reasonably satisfactory to the Agent has not been elected and assumed such responsibilities within 120 days of such cessation or (ii) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 20% of the Capital Stock of the Parent on a fully diluted basis or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office or (iv) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Subordinated Debt.

         "Charge of Shares": the Charge of Shares, by and among Physics, GP (UK) and the Agent substantially in the form of Exhibit M hereto, as amended, supplemented, amended and restated, or otherwise modified from time to time.

         "Check-the-Box Status": A Foreign Subsidiary that is classified as a partnership for U.S. Federal income tax purposes under Treasury Reg. sec. 301.7701-3.

         "Closing Date": December 14, 2001.

         "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

         "Collateral": the Property in which a security interest is granted under the Borrowers Security Agreement, the Subsidiary Guaranty and Security Agreement, the Mortgages or under any of the other Loan Documents.

         "Collateral Documents": (i) upon the execution and delivery thereof, the Borrowers Security Agreement, the Subsidiary Guaranty and Security Agreement, Charge of Shares, Debenture, Deed of Guaranty and Indemnity and each of the Mortgages, as each may be amended, supplemented or otherwise modified from time to time, (ii) the Intercompany Demand Loan Documents and (iii) all documents executed or delivered in connection with any of the foregoing.

         "Commitment": collectively, the Revolving Loan Commitment or the Swing Line Loan Commitment.

         "Commitment Amounts": the Revolving Loan Commitment Amount and the Swing Line Loan Commitment Amount.

         "Compensatory Interest Payment": as defined in Section 3.1(c).

         "Compliance Certificate": a certificate substantially in the form of Exhibit E hereto.

         "Confidential Information": as described in Section 11.21.

         "Consolidated": the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated   Debt  Service":   for  any  period,   the  sum  of  (i)
Consolidated Interest Expense for such period and (ii) all scheduled payments of principal on Consolidated Funded Debt during such period.

         "Consolidated EBITDA": for any period shall mean net income (or net loss) of the Parent and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP for such period plus (i) the sum of, without duplication,
(a) Consolidated Interest Expense, (b) provision for income taxes of the Parent and its Subsidiaries, (c) depreciation, amortization and other non-cash charges of the Parent and its Subsidiaries, (d) any reductions in selling, general and administrative expenses incurred in connection with the deferred compensation plan of the Parent, (e) extraordinary losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, each to the extent utilized in determining such net income for such period; minus (ii) the sum of, without duplication, each of the following with respect to the Parent and its Subsidiaries, to the extent utilized in determining such net income (or net loss): (a) extraordinary gains from sales, exchanges and other dispositions of Property not in the ordinary course of business (other than cash gains on sales of publicly traded Capital Stock; provided, that, with respect to such cash gains of publicly traded Capital Stock and the calculation of Consolidated EBITDA for any Fiscal Quarter in any calendar year, the amount of cash gains from the sale of publicly traded Capital Stock that may be included in the calculation of Consolidated EBITDA shall not exceed an amount that, when added to the amount of cash gains from the sale of publicly traded Capital Stock for all other Fiscal Quarters in such calendar year (even if prior to the Closing
Date), exceeds $6,000,000), (b) interest income, (c) investment income (other than investment income in an amount not in excess of $100,000 on account of a promissory note made by Five Star to the order of Parent) (d) cash in an aggregate amount not to exceed $750,000 in connection with any wind down and dissolution of Hydro Med Sciences, Inc. and taken during the Fiscal Quarter ending December 31, 2001 (e) non-cash charges for investments by the Parent in Five Star and GSE Systems, and (f) other non-recurring items.

         "Consolidated Fixed Charges": for any period, the sum of, without duplication, all scheduled repayments and prepayments of principal on any Indebtedness plus, Consolidated Interest Expense plus, dividends plus, income taxes, each paid during such period by the Parent and its Subsidiaries.

         "Consolidated Funded Debt": at any date of determination, the aggregate funded indebtedness (as determined in accordance with GAAP) and Capital Lease Obligations of the Parent and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, on such date.

         "Consolidated Interest Expense": for any period, interest expense (both accrued and paid) of the Parent and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, but excluding costs and fees incurred in connection with extensions of the Existing Credit Agreement for the period ending December 31, 2001.

         "Consolidated Net Worth": at any date of determination, the sum of all amounts which would be included under "Shareholders' Equity" or any analogous entry on a Consolidated balance sheet of the Parent determined in accordance with GAAP as of such date.

         "Consolidated Tangible Net Worth": Consolidated Net Worth minus, without duplication, deferred charges (excluding deferred assets in connection with the GP Strategies Corporation Millennium Cell, LLC Option Plan), intangibles and treasury stock, all determined in accordance with GAAP.

         "Consolidating": the Parent and its Subsidiaries each taken separately.

         "Contingent Obligation": as to any Person (a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Control Person": as defined in Section 3.6.

         "Covered Event": (i) any Disposition by any Obligor (other than sale of the common stock of Millenium Cell, Inc.) and (ii) any and all issuance(s) and/or equity offering(s) of Capital Stock by any Obligor. For the avoidance of doubt, any cash received by Hydro Med Sciences, Inc. solely from the sale of securities issued by Hydro Med Sciences, Inc. shall be excluded from the definition of Covered Event.

         "Conversion Date": the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

         "Credit Exposure": at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Credit Loans of all Lenders plus Swing Line Loans made by the Swing Line Loan Lender, plus (ii) an amount equal to the Letter of Credit Outstandings.

         "Debenture": the Debenture, by and between Physics and the Agent substantially in the form of Exhibit N hereto, as amended, supplemented, amended and restated, or otherwise modified from time to time.

         "Deed of Guarantee and Indemnity": the Deed of Guarantee and Indemnity, by and between Physics, GP (UK) and the Agent substantially in the form of Exhibit O hereto, as amended, supplemented, amended and restated, or otherwise modified from time to time.

         "Default": any event or condition which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, constitute an Event of Default.

         "Defaulting Lender": as defined in Section 2.12.

         "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of any other Person, including without limitation with respect to the Borrowers or any Subsidiary Guarantor, the Capital Stock of any direct or indirect Subsidiary (including pursuant to a Hydro Med Sale), (ii) any business, going concern or division or segment thereof, (iii) any other Property of such Person other than in the ordinary course of business (other than inventory, except to the extent subject to a bulk sale), provided, however, that no such sale, assignment, transfer or other disposition of Property shall be deemed to be in the ordinary course of business if the fair market value thereof is in excess of $2,000,000, or (iv) the sale, assignment, transfer or disposition of all or substantially all of the Property of (a) such Person, or (b) any Operating Entity.

         "Dollars" and "$": lawful currency of the United States.

         "Domestic Subsidiary": a Subsidiary of the Parent organized under the laws of the United States or a state thereof.

         "Effective  Date": the date on which all conditions in Section 5 and in
Section 6 have been satisfied.

         "Eligible  Accounts":  Borrowing Base Accounts payable to other than GP
(UK) (i) which are General Eligible Accounts, (ii) which are owed by account debtors located within the United States of America and (iii) which are due and payable within 90 days from the original date of invoice, except with respect to Government Assigned Receivables which shall be due and payable within 120 days from the original date of invoice.

         "Eligible Real Estate": each Mortgaged Property as to which the Parent or any of its Subsidiaries has delivered an Appraisal in compliance with Section
7.15 as set forth in Schedule 1.1 (as such Schedule is amended or otherwise modified from time to time pursuant to Section 7.15). Notwithstanding any of the foregoing, no Mortgaged Property shall be deemed Eligible Real Estate if,

         (a) the Borrowers or any Subsidiary does not have sole lawful, absolute and marketable fee simple title to such Mortgaged Property;

         (b) such Mortgaged Property is not subject to title insurance in form and substance satisfactory to the Agent;

         (c) such Mortgaged Property is not located in the United States;

         (d) such Mortgaged Property is subject to any Liens other than Liens permitted pursuant to Sections 8.2 (i), (ii), (iv) through (vii) and (xv);

         (e) such Mortgaged Property is the subject of proceedings under the United States bankruptcy laws, any state insolvency laws or any similar law; or

         (f) such Mortgaged Property is not in compliance with all applicable laws.

         "Eligible Securities Collateral": The following types of marketable securities that are subject to a first priority perfected security interest in favor of the Agent for the ratable benefit of the Lenders and for which there can be obtained a publicly quoted fair market value: U.S. Treasury Obligations; Municipal Bonds; stocks and bonds listed on the New York Stock Exchange; stocks and bonds listed on NASDAQ; and over the counter listed stocks and bonds; provided, however, that (a) no bond shall come within this definition of "Eligible Securities Collateral" unless it is of investment grade; which shall mean such bond has a BBB or better rating from Standard and Poor's Corporation or a BAA or better rating from Moody's Investment Services, Inc.; and (b) no stock shall come within this definition of "Eligible Securities Collateral" (i) unless it is publicly traded and has a publicly reported fair market value and may be freely traded by the owner thereof; (ii) if it is stock of a financial institution or stock of a securities firm (the determination of whether the applicable stock is stock of a financial institution or a securities firm shall be in the sole discretion of the Agent) and (iii) if all or any part of a Loan was made for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         "Employee Benefit Plan": an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrowers, any of their Subsidiaries or any ERISA Affiliate.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Parent or any of its Subsidiaries is a member.

         "Eurodollar Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each Eurodollar Advance for each Interest Period thereof, a rate of interest per annum, as determined by the Agent, obtained by dividing the rate computed by paragraph (a) by the amount computed under paragraph (b) (and then rounding to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%):

            (a) the rate, as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such Interest Period for such Eurodollar Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such Eurodollar Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) Business Days prior to the beginning of such Interest Period; and

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period for such Eurodollar Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Eurodollar Advance as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such Eurodollar Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such Eurodollar Advance. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate pursuant to a Eurodollar Advance cannot be determined.

            (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which Fleet and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System), without benefit of credit for proration, exceptions or offsets which may be available from time to time to Fleet.

The Agent shall use its reasonable commercial efforts to advise the Borrowers of the Eurodollar Rate as soon as practicable after each change in the Eurodollar Rate; provided however, that the failure of the Agent to so advise the Borrowers on any one or more occasions shall not result in any liability of the Agent or affect the rights of the Lenders or the Agent or the obligations of the Borrowers under this Agreement or any other Loan Document.

         "Event of Default": as defined in Section 9.1.

         "Existing Bank Debt": collectively, the Indebtedness of the Parent and GP Canada and certain Subsidiary Guarantors under the Existing Credit Agreement and the documents, instruments and agreements executed pursuant thereto or in connection therewith, including all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder, as such Indebtedness is reallocated among the credit facilities provided for under this Agreement.

         "Existing Credit Agreement": shall have the meaning set forth in the recitals hereto.

         "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on such preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by Fleet as determined by Fleet and reported to the Agent.

         "Fees": as defined in Section 2.10.

         "Fee Letter": The confidential amended and restated fee letter dated as of December 10, 2001 by and among the parties thereto.

         "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Agent.

         "Financial Statements": as defined in Section 4.13.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "First Adjustment Date": means the date of delivery to the Agent of the December 31, 2001 financial statements and the related Compliance Certificate.

         "Fiscal Year": means any 12 consecutive calendar months ending on the 31st day of December. Reference to a Fiscal Year with a number corresponding to a calendar year (e.g., "Fiscal Year 2001") refers to the Fiscal Year ending during such calendar year.

         "Five Star": Five Star Group, Inc.

         "Fixed Charge Coverage Ratio": as at any date of determination, the ratio of (a) Consolidated EBITDA less Capital Expenditures of the Parent and its Subsidiaries for the applicable Fiscal Quarter ending on such date for such Fiscal Quarter to (b) the sum of Consolidated Fixed Charges for such Fiscal Quarter.

         "Fleet": Fleet National Bank.

         "Fleet Rate": the variable per annum rate of interest so designated from time to time by Fleet as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such designated rate. The Fleet Rate is a reference rate set by Fleet and is based upon various factors including Fleet's costs and desired return, general economic conditions and other factors and used as a reference point for pricing loans and does not necessarily represent the lowest or best rate being charged to any customer.

         "Foreign   Subsidiaries":   any  Subsidiary,   other  than  a  Domestic
Subsidiary, which becomes a Material Subsidiary and any other Foreign Subsidiary that has not obtained Check-the-Box Status.

         "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

         "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

         "General Eligible Accounts": Borrowing Base Accounts that have been validly assigned to the Agent and in which the Agent, for the ratable benefit of the Lenders, has a first priority perfected security interest and otherwise comply with all of the terms, conditions, warranties and representations made to Agent and the Lenders, but General Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, director, employee, or agent of Parent or an affiliate of Parent; (b) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (c) all Accounts owing by any account debtor if fifty percent (50%) or more of the Accounts due from such account debtor are deemed not to be General Eligible Accounts hereunder; (d) Accounts with respect to which the account debtor is a subsidiary of, affiliate of, or has common officers or directors with Parent; (e) Accounts with respect to which the Agent does not for any reason (other than Agent's failure to perfect) have a perfected first priority Lien; (f) Accounts with respect to which Parent is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Parent, to the extent of Parent's existing or potential liability to such account debtor; (g) Accounts with respect to which the account debtor has disputed any liability, or the account debtor has made any claim with respect to any other Account due to Parent, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the account debtor; (h) that portion of the Accounts owed by any single Account Debtor which exceeds twenty five percent (25%) of all of the Accounts; (i) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion; (j) Accounts of an account debtor where the account debtor is located in Minnesota or New Jersey unless the payee with respect to such account (1) with respect to such state, has received a Certificate of Authority to do business and is in good standing in such state, or (2) has filed a Notice of Business Activities Report with the applicable state authority in such state, as applicable, for the then current year; (k) Accounts owed by any account debtor which is insolvent or is the subject of an insolvency proceeding; (l) that portion or any Accounts represented by contract rights, documents, instruments, chattel paper or general intangibles; (m) any and all Accounts of an account debtor whose creditworthiness is not satisfactory to the Agent in its sole credit judgment based on information available to the Agent; (n) Accounts that have been billed but are not yet earned and (o) Accounts with respect to which the Account Debtor is a federal governmental authority unless such Accounts are Government Assigned Receivables. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts.

         "Governmental Authority": any foreign, federal, state, provincial, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         "Government Assigned Receivables": Borrowing Base Accounts where the Account Debtor is the United States of America or any department, agency or instrumentality of the United States and for which Parent, Physics, and MXL, as the case may be, has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 et seq.).

         "GP Canada": shall have the meaning set forth in the recitals hereto.

         "GP (UK)": means General Physics Corporation (UK) Limited.

         "Highest Lawful Rate": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Note held by it or by the Issuing Bank on the Reimbursement Agreements, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant to the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

         "Hydro Med Sale": any sale, assignment, transfer or other disposition by the Parent of any of the Capital Stock of Hydro Med Sciences, Inc. to any other Person, in an aggregate amount not less than $5,000,000 or such other amount agreed to in writing by the Agent, all on terms and conditions satisfactory to the Agent.

         "Hydro Med Subordinated Debt": $2,640,000 in aggregate principal amount of Indebtedness owing by Parent under its 6% Convertible Exchangeable Notes due June 30, 2003, (the "Notes") which Notes at the option of the purchasers thereof may be converted into approximately 19.99% of the fully diluted equity of Hydro Med Sciences, Inc.

         "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property or services

(other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business),
(vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Capital Stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part, (ix) indebtedness owing under Interest Rate Protection Agreements (on a net basis with respect to all such Interest Rate Protection Agreements) and (x) all Contingent Obligations of such Person in respect of any of the foregoing.

         "Indemnified Liabilities": as defined in Section 11.5.

         "Indemnified Person": as defined in Section 11.8.

         "Indemnified Tax": as defined in Section 3.10(a).

         "Indemnified Tax Person": as defined in Section 3.10(a).

         "Intercompany Demand Loan Collateral": all of the accounts receivable and inventory of each Foreign Subsidiary, now or hereafter acquired.

         "Intercompany Demand Loan Documents": the Intercompany Demand Note, the Intercompany Demand Loan Security Documents and each other document, instrument and agreement executed pursuant to or in connection with any of the foregoing, each as amended, supplemented or modified from time to time, as pledged to the Agent pursuant to the Borrowers Security Agreement and/or Subsidiary Guarantee and Security Agreement.

         "Intercompany Demand Loan Security Documents": the security documents executed by each Foreign Subsidiary in favor of Parent or a Subsidiary of Parent in order to grant such Person a first Lien in the Intercompany Demand Loan Collateral.

         "Intercompany Demand Note": one or more negotiable demand promissory notes made by a Foreign Subsidiary to the order of Parent, or a Domestic Subsidiary of Parent evidencing loans by the Parent or such Domestic Subsidiary to such Foreign Subsidiary, substantially in the form of Exhibit J hereto.

         "Intercompany Indebtedness": loans which are made by (i) the Borrowers to any Subsidiary Guarantor or to any Foreign Subsidiary, or (ii) any Subsidiary Guarantor to any other Subsidiary Guarantor.

         "Interest Coverage Ratio": as at any date of determination, the ratio of (i) Consolidated EBITDA of the Parent and its Subsidiaries for the applicable Fiscal Quarter ending on such date to (ii) Consolidated Interest Expense of the Parent and its Subsidiaries for such Fiscal Quarter.

         "Interest Payment Date": (i) as to any ABR Advance, the last day of each month commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance, the last day of such Interest Period and (iii) as to all Advances, the Revolving Loan Commitment Termination Date.

         "Interest Period": with respect to any Eurodollar Advance requested by the Borrowers, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and one month thereafter, as selected by the Borrowers in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate subsequent calendar month. Interest Periods shall be subject to the provisions of Section 3.4.

         "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement, or any currency foreign exchange transaction, or any other derivative or capital markets product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate or currency fluctuations, as the same may be amended, supplemented or otherwise modified from time to time, in each case on terms and conditions satisfactory to the Agent; provided, however, in no event shall any Interest Rate Protection Arrangement be entered into for speculative purposes.

         "Issuing Bank": means, collectively, Fleet or the Person issuing the Letters of Credit hereunder as designated by the Agent in its capacity as Issuing Bank of the Letters of Credit.

         "Investments": as defined in Section 8.5.

         "Killingly Property": as defined under "Mortgages."

         "Letters of Credit": as defined in Section 2.7.


         "Letter of Credit Commissions": as defined in Section 3.2(b).

         "Letter of Credit Commitment": the commitment of the Issuing Bank to issue Letters of Credit for the account of Parent having an aggregate outstanding face amount up to the Letter of Credit Commitment Amount, and the commitment of the Lenders to participate in such Letter of Credit as set forth in Section 2.8.

         "Letter of Credit Commitment Amount": Five Million and 00/100 Dollars ($5,000,000.00), as such amount may be reduced from time to time.

         "Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Letter of Credit Participation": with respect to each Lender, its obligations to the Issuing Bank hereunder.

         "Letter of Credit Request": a request in the form of Exhibit C-2 hereto.

         "Leverage Ratio": at any date of determination, the ratio of (i) Consolidated Funded Debt of the Parent and its Subsidiaries for the applicable Fiscal Quarter ending on such date to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the such Fiscal Quarter.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

         "Loan Documents": collectively, this Agreement, the Revolving Credit Notes, the Swing Line Note, the Fee Letter, the Subordination Agreement, each Reimbursement Agreement, the Interest Rate Protection Arrangements (to the extent such Interest Rate Protection Arrangements are entered into by a Rate Protection Lender), the Collateral Documents and all other agreements, instruments and documents executed or delivered in connection herewith, in each case as amended, supplemented or otherwise modified from time to time.

         "Loans": the Revolving Credit Loans and the Swing Line Loans.

         "Loan Value": shall apply to only Eligible Securities Collateral, shall be determined based on the publicly quoted fair market value of Eligible

Securities Collateral at the time of calculation of each Borrowing Base and shall mean the percentages indicated below for the type of Eligible Securities Collateral based on such publicly quoted fair market value:

                 Type Of Security                                    Loan Value

  Cash and Cash Equivalents                                               100%
  U.S. Treasury Obligations with maturities of less than 1 year           95%
  U.S. Treasury Obligations with maturities of 1 year or more             90%
  Municipal Bonds                                                         80%
  A1/P1 Commercial Paper                                                  80%
  Bonds listed on the New York Stock Exchange                             70%
  Bonds listed on the American Stock Exchange                             70%
  Publicly Traded Stocks (including Millennium Cell, Inc.)                50%


         "Managing Person": with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

         "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

         "Marketable Securities Borrowing Base": The Loan Value of Eligible Securities Collateral.


         "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, performance, prospects or Property of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Borrowers or any Obligor to perform their obligations under any Loan Document or
(iii) the ability of the Agent and the Lenders to enforce the Loan Documents.

         "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, performance, prospects or Property of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Borrowers or any other Obligor to perform their obligations under any Loan Document or (iii) the ability of the Agent and the Lenders to enforce the Loan Documents.

         "Material Subsidiary": means each of the Subsidiary Guarantors and any other Subsidiary of the Parent which (i) as at the end of the most recent Fiscal Quarter of Parent, held 5% or more of the Consolidated assets of Parent and its Subsidiaries, or (ii) for the four most recently completed Fiscal Quarters of Parent accounted for more than 5% of the Consolidated EBITDA, as shown on the financial statements of Parent and its Subsidiaries, provided that for purposes of determining whether any Subsidiary acquired or organized after the date hereof is a Material Subsidiary, the financial statements of the Parent and its Subsidiaries shall be adjusted to include such Subsidiary acquired or organized after the date hereof as if such Subsidiary had been a Subsidiary at all times during such four Fiscal Quarters or, if shorter, during the period after it was organized.

         "Maturity Date": December 14, 2004.

         "Minimum Net Worth Amount:" As at September 30, 2001 and the last day of each Fiscal Quarter thereafter, 90% of the Parent's Consolidated Net Worth plus, (A) 80% of the Parent's Consolidated net income (on a cumulative basis) for each Fiscal Quarter commencing December 31, 2001 plus, (B) 80% of the Net Cash Proceeds (on a cumulative basis) resulting from any equity issuance by Parent or any of its Subsidiaries.

         "Moody's": Moody's Investors Service, Inc., or any successor thereto.

         "Mortgage Amendment": collectively, (i) the first amendment to the Mortgage on the Pawling Property, dated as of December 14, 2001, between the Parent and the Agent, (ii) the first amendment to the Mortgage on the Reservoir Property, dated as of December 14, 2001, between Chestnut Hill Reservoir Corp. and the Agent, and (iii) the first amendment to the Mortgage on the Killingly Property, dated as of December 14, 2001, between the Parent and the Agent.

         "Mortgages": a mortgage on (i) Property owned by Parent and located in Pawling, New York (the "Pawling Property"), pursuant to which the Agent shall be granted a first priority mortgage Lien for the ratable benefit of the Lenders, to secure the Obligations, which Mortgage shall be in form and substance satisfactory to the Agent and (ii) Property owned by Chestnut Hill Reservoir Corp. and located in Connecticut (the "Reservoir Property"), pursuant to which the Agent shall be granted a first priority mortgage Lien for the ratable benefit of the Lenders, to secure the guarantee of Chestnut Hill Reservoir Corp. under the Subsidiary Guaranty and Security Agreement, which Mortgage shall be in form and substance satisfactory to the Agent and (iii) Property owned by the Parent and located in Killingly, Connecticut (the "Killingly Property"), pursuant to which the Agent shall be granted a first priority mortgage Lien for the ratable benefit of the Lenders, to secure the Obligations, which Mortgage shall be in form and substance satisfactory to the Agent.

         "Mortgaged Property": any Real Estate which is subject to any Mortgage.

         "Multi-employer Plan": a Pension Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         "MXL": MXL Industries, Inc.

         "Net Cash Proceeds": with respect to any Covered Event or Disposition by any Obligor, the aggregate gross sales proceeds received by such Obligor, in cash in connection with such Covered Event less all reasonable out of pocket fees, commissions and taxes paid as a result of such Covered Event or Disposition, and other reasonable expenses incurred in connection with such Covered Event or Disposition.

         "Notes": means, as the context may require, a Revolving Credit Note or a Swing Line Note.

         "Notice of Conversion":a notice substantially in the form of Exhibit D.

         "Obligations": all of the Indebtedness, liabilities and obligations of the Borrowers and each other Obligor to the Lenders, the Issuing Bank, the Swing Line Loan Lender and the Agent arising under the Loan Documents (including any Reimbursement Obligations), including Obligations under Interest Rate Protection Arrangements with a Rate Protection Lender, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, direct or indirect, matured or unmatured, absolute or contingent, whether or not currently contemplated (including any interest accruing during the pendency of any proceeding of the type described in Section 9.1(i), whether or not allowed in such proceeding), as such Indebtedness, obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Agent and the Lenders, refunded or extended from time to time.

         "Obligor": means, as the context may require, the Borrowers and each other Person (other than a Lender) obligated under any Loan Document (including each Subsidiary Guarantor).

         "Operating Entity": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

         "Original Agreement": shall have the meaning set forth in the recitals hereto.

         "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

         "Other Taxes": as defined in Section 3.10(c).

         "Pawling Property": as defined under "Mortgages."

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

         "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multi-employer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Parent, any of its Subsidiaries or any ERISA Affiliate.

         "Permitted Lien": a Lien permitted to exist under Section 8.2.


         "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

         "Physics": General Physics Corporation.

         "Prohibited  Transaction":  a  transaction  which is  prohibited  under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

         "Property": all types of real, personal, tangible, intangible or mixed property.


         "Proposed Lender": as defined in Section 3.12.

         "Rate Protection Lenders": collectively, the Lenders and any Affiliates of the Lenders which from time to time enter or have entered into Interest Rate Protection Arrangements with Parent.

         "Real Estate": all real property at any time owned or leased (as lessee or sublessee) by the Borrowers or any of their Subsidiaries.

         "Real Estate Borrowing Base": the Real Estate Borrowing Base Percentage for the applicable Fiscal Year of the Borrowers, multiplied by, the Aggregate Appraisal Value.

         "Real Estate Borrowing Base Percentage": for each Fiscal Year of the Borrowers, the percentages set forth below:


                 Calendar           Real Estate Borrowing Base Percentage
                 --------           -------------------------------------
                   Year
                   ----
                   2002                              50%
                   2003                              25%
           2004 and thereafter                        0%

         "Reference Period": as of any date of determination, the period of four
(4) consecutive Fiscal Quarters of the Borrowers and their Subsidiaries ending on such date, or if such date is not a Fiscal Quarter end date, the period of four (4) consecutive Fiscal Quarters most recently ended (in each case treated as a single accounting period).

         "Refunded Swing Line Loans": as defined in Section 2.3(b)(ii).

         "Regulatory Change": (i) the introduction or phasing in of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof. For purposes of this definition, the term "Relevant Date" shall mean (i) in the case of each Lender listed on the signature pages hereof, the Effective Date, or (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

         "Reimbursement    Agreement":    as   defined   in   Section    2.7(b).


         "Reimbursement Obligation": the joint and several obligation of the Borrowers to reimburse the Issuing Bank for amounts drawn under a Letter of Credit.

         "Remaining Interest Period": (i) in the event that the Borrowers shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to a Eurodollar Advance after it shall have notified the Agent of its intent to do so, a period equal to the Interest Period that the Borrowers elected in respect of such Eurodollar Advance; or (ii) in the event that a Eurodollar Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or (iii) in the event that the Borrowers shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

         "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrowers, any of their Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (iii) any failure to make any payment required by Section 412(m) of the Code.

         "Required Lenders": means, at any time, Lenders holding greater than 66 2/3% of the Revolving Credit Loan Commitments; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders at such time, the Revolving Loan Commitment of such Defaulting Lender.

         "Required Reduction Amount": (a) with respect to Covered Events that do not involve the sale of assets that were included in the Borrowing Base, 100% of the Net Cash Proceeds and (b) with respect to Covered Events that involve the sale of assets that were included in the Borrowing Base, the amount equal to an amount that when added to the amount of the reduction in the Borrowing Base (as a result of the sold assets no longer being included in the Borrowing Base) equals 100% of the total Net Cash Proceeds (for the avoidance of doubt, the Required Reduction Amount is determined in accordance with the following formula: x + reduction in Borrowing Base = (1.00)(Net Cash Proceeds)); provided, that, if same would result in a negative number the Required Reduction Amount shall be deemed zero.

         "Reservoir Property": as defined under "Mortgages".

         "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock in such Person now or hereafter outstanding.

         "Revolving  Credit Loan" and "Revolving  Credit  Loans":  as defined in
Section 2.1(a).

         "Revolving  Credit Note" and "Revolving  Credit  Notes":  as defined in
Section 2.1(b).

         "Revolving Loan Commitment": in respect of any Lender, such Lender's undertaking during the Revolving Loan Commitment Period to make Revolving Credit Loans (including Revolving Credit Loans pursuant to Section 2.3(b)(ii)) and purchase participations in Letters of Credit subject to the terms and conditions, hereof, in an aggregate outstanding amount not exceeding the commitment amount of such Lender.

         "Revolving Loan Commitment Amount": means, on any date, $40,000,000, as such amount may be reduced from time to time.

         "Revolving Loan Commitment Fee": as defined in Section 3.2(a).

         "Revolving Loan Commitment Percentage": means, relative to any Lender, the applicable percentage set forth opposite its name on Exhibit A hereto under the Revolving Loan Commitment column or set forth in an Assignment and Acceptance Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to an Assignment and Acceptance Agreement executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.7(c). A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

         "Revolving Loan Commitment Period": means the period from the Effective Date through the Revolving Loan Commitment Termination Date.

         "Revolving  Loan  Commitment  Termination  Date":  the  earlier  of the
Business Day immediately preceding the Maturity Date or such earlier date on which the Commitments shall have been terminated in accordance herewith or the Loans shall become due and payable, whether by acceleration or otherwise.

         "SEC": the United States Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

         "Solvent": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

         "Special Counsel": Bingham Dana LLP, counsel to the Agent.

         "Standby Letters of Credit": as defined in Section 2.7(a).

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Subordinated Debt": the Hydro Med Subordinated Debt and all other Indebtedness of a Obligor which is subordinated to the Obligations on terms and conditions at least as favorable to the Lenders as are contained in the Subordination Agreement or on other terms and conditions acceptable to the Agent and the Required Lenders, provided that, notwithstanding the terms of the Subordination Agreement, in order for such Indebtedness (other than the Hydro Med Subordinated Debt) to be considered "Subordinated Debt", the principal amount of such Indebtedness shall not be payable until at least 180 days after the Revolving Loan Commitment Termination Date, and no principal of or interest on or other amounts in respect to such Indebtedness shall be payable at any time after the occurrence and during the continuance of any Event of Default.

         "Subordination Agreement": the subordination agreements substantially in the forms of Exhibits K-1, K-2 and K-3 hereto.

         "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

         "Subsidiary Guarantor": MXL, GP (UK), GP e-Learning Technologies, Inc., The Chestnut Hill Reservoir Company, and each present and future Material Subsidiary of Parent that is a Domestic Subsidiary and each Foreign Subsidiary provided, that the delivery of such guarantee by such Foreign Subsidiary, would not have a material adverse tax consequence on the Parent and its Subsidiaries, taken as a whole or on such Foreign Subsidiary.

         "Subsidiary Guaranty and Security Agreement": collectively the Second Amended and Restated Subsidiary Guaranty and Security Agreements by and among each applicable Subsidiary Guarantor and the Agent, substantially in the Form of
Exhibit I hereto, as further amended, supplemented, amended and restated or otherwise modified from time to time.

         "Swing Line Loan": as defined in Section 2.2(a).

         "Swing Line Loan Commitment": the commitment of the Swing Line Loan Lender to make Swing Line Loans for the account of the Borrowers in an aggregate amount up to the Swing Line Loan Commitment Amount, and the commitment of the Lenders to participate in the Swing Line Loan Exposure as set forth in Section 2.3(b).

         "Swing Line Loan Commitment Amount": One Million and 00/100 Dollars ($1,000,000.00), as such amount may be reduced from time to time.

         "Swing Line Loan Commitment Period": means the period from the Effective Date through the Revolving Loan Commitment Termination Date.

         "Swing Line Loan Credit Exposure": with respect to the Swing Line Loan Lender, as of any date, the same as of such date of the outstanding principal balances of the Swing Line Loans.

         "Swing Line Loan Lender": means, subject to the terms of this Agreement, Fleet.


         "Synthetic Lease": any obligation of any Person under a lease treated as an operating lease under generally accepted accounting principles and as a loan of financing under United States income tax purposes.

         "Taxes": as defined in Section 3.10(a).


         "Tax on the Income": as defined in Section 3.10(a).


         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or cash collateralized and all Commitments have been permanently terminated.

         "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

         "Total Consolidated Liabilities": defined and determined in accordance with GAAP.


         "Trade Letters of Credit": as defined in Section 2.7(a).


         "Type": with respect to any Loan, the character of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a type of loan.

         "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

         "United States": the United States of America (including the States thereof and the District of Columbia).

         "Unqualified Amount": as defined in Section 3.1(c).

         "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides post retirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Parent and its Subsidiaries, provided that prior to the date such Statement is applicable to the Borrowers, such amount shall be based on an estimate made in good faith of such transition obligation.

         "Updated Borrowing Base Certificate": a Borrowing Base Certificate that
(i) is updated to include a current calculation of the Marketable Securities Borrowing Base as of a date which is not more than one Business Day prior to the preparation of such Updated Borrowing Base Certificate, (ii) includes the calculation of the Accounts Receivable Borrowing Base contained in the most recent Borrowing Base Certificate furnished pursuant to the terms of this Agreement, (iii) is updated to include a current calculation of the Real Estate Borrowing Base as of a date which is not more than one Business Day prior to the preparation of such Updated Borrowing Base Certificate and (iv) contains a certification from an Authorized Signatory that such Authorized Signatory knows of no material adverse change in the Accounts Receivable Borrowing Base, Marketable Securities Borrowing Base or the Real Estate Borrowing Base from that reflected in the most recent Borrowing Base Certificate furnished pursuant to the terms of this Agreement.

         "Upstream Dividends": as defined in Section 8.14.

         "U.S. Person": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         1.2 Principles of Construction

             (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

             (b) As used in the Loan Documents and in any  certificate,  opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Parent and its Subsidiaries, in each case without duplication.

             (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

             (d) The phrase "may not" is prohibitive and not permissive.

             (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

             (f) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

             (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

             (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Parent.

             (i) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise expressly provided therein.

2.       AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

         2.1 Revolving Credit Loans; Revolving Credit Notes

             (a) Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrowers from time to time during the Revolving Loan Commitment Period, provided, that immediately after giving effect thereto, (i) the aggregate outstanding principal amount of the Revolving Credit Loans of any Lender, together with such Lender's Revolving Loan Commitment Percentage of the aggregate amount of all Swing Line Loans and Letter of Credit Outstandings, shall not exceed such Lender's Revolving Loan Commitment Percentage of the lesser of the (x) then existing Borrowing Base and
(y) Revolving Loan Commitment Amount and (ii) the Credit Exposure does not exceed the lesser of (x) the then existing Borrowing Base, and (y) the Revolving Loan Commitment Amount. During the Revolving Loan Commitment Period, the Borrowers may borrow, prepay in whole or in part and reborrow under the Revolving Loan Commitment, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3 and 3.3, at the option of the Borrowers, Revolving Credit Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof.

             (b) The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrowers, each of which shall amend and restate in its entirety the Revolving Credit Note payable to such Lender and provided in connection with the Existing Credit Agreement and each of which shall be substantially in the form of Exhibit B-1 hereto, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Revolving Credit Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender, dated the Closing Date, and in the stated principal amount equal to such Lender's Revolving Loan Commitment Amount. The outstanding principal balance of the Revolving Credit Loans shall be due and payable on the Revolving Loan Commitment Termination Date.

         2.2 Swing Line Loans; Swing Line Notes

             (a) Subject to the terms and conditions hereof, the Swing Line Loan Lender agrees to make Swing Line Loans (each a "Swing Line Loan" and as the context may require, collectively with all other Swing Line Loans of the Swing Line Loan Lender, the "Swing Line Loans") to the Borrowers from time to time during the Swing Line Loan Commitment Period, equal to the amount of the Swing Line Loan requested by the Borrowers to be made on such day. The Swing Line Loan Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment

Amount or (ii) unless otherwise agreed to by the Swing Line Loan Lender, in its sole discretion, the sum of all Swing Line Loans and Revolving Credit Loans made by the Swing Line Loan Lender, plus, the Swing Line Loan Lender's Revolving Loan Commitment Percentage of the aggregate amount of all Letter of Credit Outstandings would exceed the Swing Line Loan Lender's Revolving Loan Commitment Percentage of the then existing Revolving Loan Commitment Amount. All Swing Line Loans shall be made as ABR Advances and shall not be entitled to be converted in Eurodollar Advances.

             (b) The Swing Line Loans made by the Swing Line Loan Lender shall be evidenced by a promissory note, of the Borrowers, each of which shall be substantially in the form of Exhibit B-2 hereto, with appropriate insertions therein as to date an principal amount (each as indorsed or modified from time to time, a "Swing Line Loan Note"), payable to the order of the Swing Line Loan Lender, dated the Closing Date, and in the stated principal amount equal to the Swing Line Loan Lender's Swing Line Loan Commitment Amount. The outstanding principal amount of the Swing Line Loans shall be due and payable on the Revolving Loan Commitment Termination Date.

         2.3 Procedure for Borrowing. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with subsection (a) below, and Swing Line Loans shall be made by the Swing Line Loan Lender in accordance with subsection
(b) below.

             (a) Revolving Credit Loans. (i) The Borrowers may borrow under the applicable Revolving Loan Commitment on any Business Day during the applicable Revolving Loan Commitment Period provided the applicable Borrower shall notify the Agent by the delivery of a Borrowing Request signed by the applicable Borrower (together with an Updated Borrowing Base Certificate delivered pursuant to Section 6.2). The Borrowing Request shall be sent by telecopy and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Borrowing Request manually signed by the applicable Borrower) no later than: 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, or either 11:00 a.m., one Business Day prior to the requested Borrowing Date, or 10:00 a.m. on the requested Borrowing Date in the case of ABR Advances, specifying (A) the aggregate principal amount to be borrowed under the Revolving Loan Commitment,
(B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof, (D) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance and (E) if all or any part of the applicable Revolving Credit Loan will directly or indirectly be used by, or be for the benefit of, any Subsidiary Guarantor, the name of such Subsidiary Guarantor. With respect to the Borrowers, each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the Revolving Loan Commitment Amount.

             (ii) Upon receipt of each Borrowing Request, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make available to the Agent for the account of each Borrower at the office of the Agent set forth in
Section 11.2 not later than 12:00 noon on the relevant Borrowing Date requested by the applicable Borrower, in funds immediately available to the Agent at such office, the amount of its Revolving Loan Commitment Percentage of the requested Revolving Credit Loans. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the applicable Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting an account of the applicable Borrower on the books of such office with the aggregate of said amounts received by the Agent.

             (iii) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Agent such Lender's applicable Revolving Loan Commitment Percentage of the applicable Loans requested by the applicable Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Loans from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrowers on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its applicable Revolving Loan Commitment Percentage of such Loans available to the Agent, such Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrowers to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrowers, the applicable interest rate set forth in the Applicable Margin for ABR Advances, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. Such payment by the Borrowers, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which such Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

             (iv) If a Lender makes a new Revolving Credit Loan to any Borrower on a Borrowing Date on which such Borrower is to repay a Revolving Credit Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan being repaid need be made available to the Agent.

             (b) Swing Line Loans. (i) By telephonic notice to the Swing Line Loan Lender on or before 12:00 noon on a Business Day (followed (within one Business Day) by the delivery of a confirming Borrowing Request), the Borrowers may from time to time irrevocably request Swing Line Loans in an aggregate minimum amount of $500,000 an integral multiple of $100,000. The proceeds of each Swing Line Loan shall be made available by the Swing Line Loan Lender to the Borrowers by wire transfer to the account the applicable Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Loan Lender.

             (ii) If (A) any Swing Line Loan shall be outstanding for more than four (4) Business Days, (B) any Swing Line Loan is or will be outstanding on a date when a Borrower requests that a Revolving Credit Loan be made, or (C) any Default shall occur and be continuing, then each Lender (other than the Swing Line Loan Lender) irrevocably agrees that it will, at the request of the Swing Line Loan Lender, make a Revolving Credit Loan (which shall initially be funded as an ABR Advance in an amount equal to such Lender's Revolving Loan Commitment Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans")). On or before 11:00 a.m. on the first Business Day following receipt by each Lender of a request to make Revolving Credit Loans as provided in the preceding sentence, each Lender shall deposit in an account specified by the Swing Line Loan Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Loan Lender to repay the Refunded Swing Line Loans. At the time the Lenders make the above referenced Revolving Credit Loans, the Swing Line Loan Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Credit Loans in an amount equal to the Swing Line Loan Lender's Revolving Loan Commitment Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Loan Lender) of any Revolving Credit Loans pursuant to this clause, the amount so funded shall become outstanding under such Lender's Revolving Credit Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Credit Loans made (or deemed made, in the case of the Swing Line Loan Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Loan Lender has outstanding Swing Line Loans in respect of which such Revolving Credit Loans were made. Each Lender's obligation to make Revolving Credit Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Loan Lender,

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any  Obligor or any Person for any reason  whatsoever;  (ii) the  occurrence  of continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligation or the termination of any commitment after making the Swing Line Loan; (v) any breach of any Loan Document by any Person or (vi) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing.

         2.4 Termination or Reduction of Commitments

             (a) Voluntary Reductions. Any Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, (i) at any time when the Credit Exposure shall be zero or at any time such Borrower elects to pay or to prepay the Loans in their entirety, to terminate the Revolving Loan Commitments of all of the Lenders, and (ii) at any time and from time to time when the Revolving Loan Commitment Amount shall exceed the Credit Exposure, to permanently reduce the Revolving Loan Commitment Amount by a sum not greater than the amount of such excess, provided, however, that each such partial reduction shall be in the amount of $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

             (b) Mandatory Reductions Relating to Insurance. The Revolving Loan Commitment Amount of each Lender shall be permanently reduced by the amounts, at the times and to the extent, required by Section 7.5(b).

             (c) Mandatory Reduction Relating to Mandatory Prepayments. Upon the receipt of mandatory prepayments made pursuant to Section 2.5(d) below.

             (d) In General. (i) Each reduction of the Revolving Loan Commitment Amount, shall be made by reducing each Lender's applicable Revolving Loan Commitment Amount by an amount equal to such Lender's applicable Revolving Loan Commitment Percentage. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of the Letter of Credit Commitment Amount and the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment and the Swing Line Loan Commitment (as specified by the Borrowers if, after giving effect to such reduction in the Revolving Loan Commitment Amount, the Revolving Loan Commitment Amount exceeds the Swing Line Loan Commitment Amount) to an aggregate amount not in excess of the then current Revolving Loan Commitment Amount, as so reduced without any further action on the part of the Issuing Bank or the Swing Line Loan Lender.

             (ii) Simultaneously with each reduction of the Commitment Amount under this Section, the Borrowers shall pay the Revolving Loan Commitment Fee accrued on the amount by which the Revolving Loan Commitment Amount has been reduced.

             (ii)  Notwithstanding  anything contained in Sections 2.4(b),  (c),
(d)(i) or (d)(ii) above, the Borrowers shall not be required to reduce the Revolving Loan Commitment Amount below $35,000,000 as a result of any prepayments of the Loans required by Sections 2.5(d) or 7.5 other than pursuant to a voluntary reduction of the Revolving Loan Commitment Amount.

         2.5 Prepayments of Loans; Additional Collateral

             (a) Voluntary Prepayments. (i) Any Borrower may, at its option, prepay its Revolving Credit Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances, specifying whether the Revolving Credit Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the Revolving Credit Loan to be prepaid, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of Revolving Credit Loans pursuant to this subsection shall be in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) to a Borrower on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed (subject to Section 3.3) $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.

             (ii) Any Borrower may, at its option, prepay its Swing Line Loans without premium or penalty in full at any time or in part from time to time by prior telephonic notice to the Swing Line Loan Lender on or before 1:00 p.m. on the day before such prepayment (such notice to be confirmed in writing 24 hours thereafter). Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. All such voluntary partial prepayments shall be in a aggregate minimum amount of $500,000 and an integral multiple of $100,000.

             (b) Mandatory Prepayments of Loans Relating to Termination of the Revolving Loan Commitments. Upon the termination of the Commitments of all of the Lenders, the Borrowers shall prepay the outstanding principal balance of all Loans and deposit into the Cash Collateral Accounts an amount which would cause the balance on deposit in the Cash Collateral Accounts to equal or exceed an amount equal to 105% of the aggregate amount of all Letter of Credit

Outstandings of the Lenders. Upon each reduction of the Revolving Loan Commitment Amount, if the Credit Exposure exceeds the Revolving Loan Commitment Amount as so reduced, the Borrowers shall either (i) prepay the applicable Revolving Credit Loans or Swing Line Loans (or both), or (ii) make a deposit into the Cash Collateral Accounts, or both, so that the Revolving Loan Commitment Amount as so reduced plus the balance on deposit in the Cash Collateral Accounts exceeds the Credit Exposure.

             (c) Mandatory Borrowing Base Prepayment of Loans; Contribution to Cash Collateral Accounts. If on any day prior to the Revolving Loan Commitment Termination Date, the Credit Exposure shall exceed the Borrowing Base as set forth on the most recent Borrowing Base Certificate or Updated Borrowing Base Certificate, as the case may be, the Borrowers shall, within ten (10) days of such day (but in no event later than the Revolving Loan Commitment Termination
Date), prepay the Revolving Credit Loans or Swing Line Loans (or both) in an amount equal to the lesser of such excess and the outstanding principal balance of the Loans, provided, however, that if after giving effect to such prepayment the aggregate principal balance of outstanding Loans is zero and the Credit Exposure still exceeds the Borrowing Base, the Borrowers shall deposit as Cash Collateral (into the Cash Collateral Accounts) an amount equal to 105% of such excess. Until such excess has been prepaid and such deposit, if required, has been made, the Borrowers shall not be entitled to borrow additional Revolving Credit Loans or Swing Line Loans or request the issuance of any Letter of Credit.

             (d) Mandatory Prepayment from Covered Events and Other Events.

             (i) With respect to each Covered Event, (A) the Borrowers shall within one Business Day of the consummation of each such Covered Event, deliver to the Agent the Required Reduction Amount of such Covered Event and such Required Reduction Amount shall be applied by the Borrowers to make a mandatory prepayment of the Revolving Credit Loans and (B) the Borrowers shall, within one Business Day of the consummation of each such Covered Event, deliver to the Agent 100% of the non-cash consideration, if any, with respect to each such Covered Event to be held as additional collateral for the Obligations.

             (ii) Within two Business Days of receipt of the Net Cash Proceeds from the sale of the common stock of Millenium Cell, Inc. by the Borrowers, 75% of the amount of such Net Cash Proceeds shall be applied by the Borrowers to make a mandatory prepayment of the Revolving Credit Loans.

             (iii) Within two Business Days of receipt of any recovery in connection with the Arbitration by the Borrowers, 75% of the amount of the such recovery shall be applied by the Borrowers to make a mandatory prepayment of the Revolving Credit Loans.

             (e) In General. Simultaneously with each prepayment of a Loan, the Borrowers shall prepay all accrued interest on the amount prepaid through the date of prepayment and any amount required pursuant to Section 3.10 hereto. Unless otherwise specified by the Borrowers, each prepayment of Loans shall first be applied to ABR Advances. If any prepayment or any other payment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrowers, jointly and severally, as applicable, agree to indemnify the Lenders in accordance with Section 3.5.

         2.6 Use of Proceeds

             The Borrowers agree that the proceeds of the Revolving Credit Loans Swing Line Loans or Letters of Credit shall be used solely, directly or indirectly, to (i) pay all of the Fees of the Borrowers due hereunder, (ii) pay the reasonable out-of-pocket fees and expenses incurred by the Obligors in connection with the Loan Documents, (iii) refinance all Existing Bank Debt and
(iv) for the Borrowers' and their Subsidiaries, other than Hydro Med Sciences, Inc., working capital and general corporate purposes not inconsistent with the provisions hereof. Notwithstanding anything to the contrary contained in any Loan Document, the Borrowers agree that no part of the proceeds of any Revolving Credit Loan, Swing Line Loan or Letters of Credit will be used, directly or indirectly, for a purpose which violates any law, including the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

         2.7 Letter of Credit Sub-Facility

             (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.8, to issue standby letters of credit (the "Standby Letters of Credit") or commercial (trade) letters of credit (the "Trade Letters of Credit" and, together with the Standby Letters of Credit, and the letters of credit currently outstanding (the "Existing L/C's") and issued by the Issuing Bank for the account of the Borrowers described on Schedule 2.7 hereto, collectively, the "Letters of Credit") denominated in Dollars during the Revolving Loan Commitment Period for the account of the Borrowers, provided that, immediately after the issuance of each Letter of Credit, (i) the Letter of Credit Outstandings of all Lenders (whether or not the conditions for drawing under any Letter of Credit have or may be satisfied) would not exceed the Letter of Credit Commitment Amount, and (ii) the Credit Exposure would not exceed the lesser of the Borrowing Base (as reflected in an Updated Borrowing Base Certificate) and the Revolving Loan Commitment Amount. Each Standby Letter of Credit shall have an expiration date which shall be not later than the earlier of (i) 365 days after the date of issuance thereof or (ii) sixty days before the Revolving Loan
Commitment Termination Date. Each Trade Letter of Credit shall have an expiration date which shall be not later than the earlier of (i) 180 days after the date of issuance thereof (although any such Letter of Credit shall be renewable for an additional 365 day period but in no event later than the Revolving Loan Commitment Termination Date) or (ii) sixty days before the Revolving Loan Commitment Termination Date. No Letter of Credit shall be issued if the Agent, or any Lender by notice to the Agent no later than 1:00 p.m. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that any condition set forth in Sections 5 or 6 has not been satisfied.

             (b) Each Letter of Credit shall be issued for the account of the Borrowers in support of an obligation of the Borrowers or a Subsidiary in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the Borrowers', or Subsidiary's ordinary course of business. The applicable Borrower shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 a.m., three Business Days prior to the requested date of issuance. No Letter of Credit Request shall be honored unless such Borrower shall have delivered to the Issuing Bank (x) the Issuing Bank's standard Continuing Agreement for Letters of Credit (the "Reimbursement Agreement") and (y) with respect to each Letter of Credit Request, the Issuing Bank's standard Letter of Credit application, in each case executed by an Authorized Signatory of such Borrower, and each Letter of Credit Request shall also specify (i) the beneficiary of such Letter of Credit and the obligations of such Borrower or of a Subsidiary Guarantor in respect of which such Letter of Credit is to be issued, (ii) such Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested dates of issuance and expiration. Upon receipt of such Letter of Credit Request from any Borrower, the Agent shall promptly notify the Issuing Bank and each other Lender thereof. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein. The Issuing Bank shall, on the proposed date of issuance and subject to the terms and conditions of the Reimbursement Agreement and to the other terms and conditions of this Agreement, issue the requested Letter of Credit.

             (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of the Borrowers to reimburse the Issuing Bank immediately for the amount thereof.

             (d) Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

             (e) It is expressly agreed that as to the Existing L/C's, notwithstanding the fact that some of such L/C's may have been issued for the account of Physics and were executed in connection with the Existing Bank Debt, and notwithstanding the fact that such Existing L/C's were issued in connection with the Existing Bank Debt, for purposes of this Agreement, Parent shall be obligated, jointly and severally with Physics, for all reimbursement and other obligations in connection therewith as if such Existing L/C's were issued pursuant to this Agreement. To the extent the Agent or the Issuing Bank determines that the provisions of any documents executed in connection with the Existing Bank Debt would be required to effect the intent of this subparagraph 2.7(e), such documents and provisions (but only such documents and provisions) shall remain in full force and effect as long as the Agent or the Issuing Bank deems necessary to effect the provisions of this subparagraph 2.7(e).

         2.8 Letter of Credit Participation and Funding Commitments

             (a) Each Lender hereby unconditionally, irrevocably and severally (and not jointly) for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's Revolving Loan Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its Revolving Loan Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Revolving Loan Commitment Percentage and any amounts paid by the Borrowers pursuant to Section 2.7(c) and 2.9 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrowers with any of its obligations under the Loan Documents.

             (b) The Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Borrowers as provided in Section 2.7(c), and forthwith upon receipt of such notice, such Lender (other than the Issuing Bank in its capacity as a Lender) shall make available to the Agent for the account of the Issuing Bank its Revolving Loan Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 1:00 p.m., on such day, and before 12:00 noon, on the next Business Day, if the relevant notice was given by the Agent after 1:00 p.m., on such day. The Agent shall distribute the payments made by each such Lender (other than the Issuing Bank in its capacity as a Lender) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each such Lender shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses and an administration fee of not less than $100 payable to the Issuing Bank as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Agent with such Lender's Revolving Loan Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection
(b) (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank). If a Lender does not make available to the Agent when due such Lender's Revolving Loan Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Agent for the account of the Issuing Bank on such Lender's Revolving Loan Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. The Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

             (c) Whenever the Agent is reimbursed by the Borrowers, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Revolving Loan Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent (or the Issuing Bank, to the extent that the Agent has paid the same to the Issuing Bank) will pay over such payment to such Lender
(i) before 4:00 p.m. on the day such payment from the Borrowers is received, if such payment is received at or prior to 1:00 P.M. on such day, or (ii) before 12:00 noon on the next succeeding Business Day, if such payment from the Borrowers is received after 12:00 p.m. on such day.

         2.9 Absolute Obligation With Respect to Letter of Credit Payments

             (a) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and (i) the Uniform Customs and Practice for Documentary Credits of International Chamber of Commerce No. 500, as adopted or amended from time to time, in the case of Trade Letters of Credit and (ii) the International Standby Practices 1998 or most recent revision thereof or successor thereto which shall be in effect from time to time, in the case of Standby Letters of Credit. The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

             (b) The Borrowers' obligation to reimburse the Agent for the account of the Issuing Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, its lack of knowledge of the issuance of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuing Bank of any liability it may have to the Borrowers for any actual damages sustained by the Borrowers arising from a wrongful payment under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.

             (c) At any time when an Event of Default exists, upon demand made by the Agent acting at the request of the Required Lenders, the Borrowers shall be obligated forthwith to deposit in the Cash Collateral Accounts an amount in immediately available funds equal to the sum of (x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations (after giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations).

         2.10 Payments

             (a) Each payment, including each prepayment, of principal and interest on the Loans, of the Revolving Loan Commitment Fee, the Letter of Credit Commissions and of all of the other fees to be paid to the Agent and the Lenders in connection with this Agreement (the Revolving Loan Commitment Fee, the Letter of Credit Commissions, the additional Letter of Credit fees and the Letter of Credit fronting fees referred to in Section 3.2(b), together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made by the Borrowers prior to 12:00 noon on the date such payment is due to the Agent for the account of the applicable Lenders at the Agent's office specified in Section 11.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between the Borrowers and the Lenders, any payment by the Borrowers to the Agent for the account of the Lenders shall be deemed to be payment by the Borrowers to the Lenders. The failure of the Borrowers to make any such payment by such time shall not constitute a Default, provided, that such payment is made on such due date, but any such payment made after 12:00 noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. Subject to Section 9.2(b), promptly upon receipt by the Agent of each payment, including each prepayment, pursuant to this Section, the Agent shall remit such payment in like funds as received as follows: (i) in the case of the Revolving Loan Commitment Fees and the Letter of Credit Commissions, to each Lender according to its Revolving Loan Commitment Percentage, and (ii) in the case of principal and interest on the Loans, to each Lender pro rata according to its Revolving Loan Commitment Percentage of the amount of principal or interest, as the case may be, which is then due and payable to the Lenders on account of the Loans.

             (b) If any payment hereunder, under the Notes or under any Reimbursement Agreement shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Revolving Loan Commitment Termination Date, any such payment shall be due on the immediately preceding Business Day.

         2.11 Cash Collateral Accounts: (i) The Agent shall establish and maintain at its offices at 1185 Avenue of the Americas, New York, NY in the name of the Parent and Physics but under the sole dominion and control of the Agent, two separate cash collateral accounts designated as (a) "GP Strategies Corporation Cash Collateral Account" and (b) "General Physics Corporation Cash Collateral Account" (collectively, the "Cash Collateral Accounts"). The Borrowers hereby pledge to the Agent for its benefit, the benefit of the Issuing Bank and the pro rata benefit of the Lenders, a Lien on and security interest in the Cash Collateral Accounts and all sums at any time and from time to time on deposit therein (the Cash Collateral Accounts, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "Cash Collateral"), as first priority collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of all the Obligations. The Borrowers agree that at any time and from time to time at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any first priority security interest granted or purported to be granted hereby or enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral. The Borrowers agree that they will not (i) sell or otherwise dispose of any of the Cash Collateral or (ii) create or permit to exist any Lien upon any of the Cash Collateral. The Borrowers hereby authorize the Agent, at any time any Obligations shall be required to be paid, to apply any and all cash on deposit in the Cash Collateral Accounts towards all such Obligations which shall then be due and owing.

         2.12 Defaulting Lender

             (a) Notwithstanding anything to the contrary herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Loan or (y) notifies either the Agent or the Borrowers that it does not intend to make available its portion of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section
2.12 while such Lender Default remains in effect.

             (b) Loans shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Revolving Loan Commitment Percentages with respect to such Loans, and no Revolving Loan Commitment Percentage of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Loans shall be applied to reduce the applicable Loans of each Lender pro rata based on the Revolving Loan Commitment Percentage at the time of such application; provided, that such amount shall not be applied to any Loans of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Revolving Loan Commitment Percentage of all Loans then outstanding.

             (c) A Defaulting Lender shall not be entitled to give instructions to the Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents. All amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

             (d) Other than as expressly set forth in this Section 2.12, the rights and obligations of a Defaulting Lender (including, without limitation, the obligation to indemnify the Agent) and the other parties hereto shall remain unchanged. To the extent any Borrower incur any costs directly related to a repayment under Section 2.3, such Defaulting Lender shall reimburse such Borrower for all such costs. Nothing in this Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the any Borrower, the Agent or any Lender may have against any Defaulting Lender as a result of any default of such Defaulting Lender hereunder.

             In the event a Defaulting Lender cures to the satisfaction of the Agent, which shall not be unreasonably withheld, the breach which caused a

Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

3.       INTEREST, FEES, YIELD PROTECTIONS, ETC.

         3.1 Interest Rate and Payment Dates

             (a) Prior to Maturity. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to the Revolving Loan Commitment Termination Date, (i) the Revolving Credit Loans shall bear interest on the outstanding principal balance thereof (A) in the case of ABR Advances, at the Alternate Base Rate, plus, the Applicable Margin for ABR Advances, and (B) in the case of Eurodollar Advances, at the Eurodollar Rate, plus, the Applicable Margin for Eurodollar Advances, and (ii) the Swing Line Loans shall bear interest on the outstanding principal balance thereof at the Alternative Base Rate plus, the Applicable Margin for ABR Advances.

             (b) Late Charges. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Revolving Credit Loans and the Swing Line Loans shall bear interest, payable on demand, at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the interest rate (including the Applicable Margin) which would otherwise be applicable under Section 3.1(a), and any overdue Reimbursement Obligation, interest or other amount payable under the Loan Documents shall bear interest, payable on demand, at a rate per annum (whether before or after the entry of a judgment thereon) equal to the Alternate Base Rate, plus, the Applicable Margin for ABR Advances, plus, 2%.

             (c) Highest Lawful Rate. At no time shall the interest rate payable on the Loans of any Lender, together with the Fees and all other amounts payable under the Loan Documents to such Lender, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If with respect to any Lender for any period during the term of this Agreement, any amount paid to such Lender under the Loan Documents, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan Documents to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, then the Borrowers shall pay to such Lender, as interest and not in repayment of principal, in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

             (d) In General. Interest on ABR Advances and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrowers and the Lenders of the effective date and the amount of each such change in the Fleet Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrowers to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrowers acknowledge that to the extent interest payable on ABR Advances is based on the Fleet Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Fleet Rate, the Lenders have not committed to charge, and the Borrowers have not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         3.2 Fees

             (a)  Revolving  Loan  Commitment  Fee. Each  Borrower,  jointly and severally, agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Revolving Loan Commitment Percentage, a fee (the "Revolving Loan Commitment Fee"), during the Revolving Loan Commitment Period, at a rate per annum equal to the Applicable Margin for Commitment Fees on the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). The Revolving Loan Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and ending on the Revolving Loan Commitment Termination Date. The Revolving Loan Commitment Fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of the Revolving Loan Commitment Fee to be paid by the Borrowers to the Lenders.

             (b) Letter of Credit Commissions; Fronting Fees and Additional Fees. The Borrowers, jointly and severally, agree to pay to (i) the Agent, for the account of the Lenders in accordance with each Lender's Revolving Loan Commitment Percentage, commissions (the "Letter of Credit Commissions") with respect to the Letters of Credit for the period from and including the date of issuance of each thereof to and including the expiration date thereof, at a rate per annum equal to (x) with respect to Standby Letters of Credit, the Applicable Margin applicable thereto in effect on the date of issuance thereof, and (y) with respect to Trade Letters of Credit the Applicable Margin applicable thereto (but in no event less than $75) in effect on the date of issuance thereof, in each case on the average daily maximum amount available under any contingency to be drawn under such Letter of Credit, and (ii) to the Issuing Bank for its own account, (x) a Letter of Credit fronting fee as set forth in the Fee Letter, payable upon issuance of each such Letter of Credit, and (y) its standard fees and charges customarily charged to customers similar to the Borrowers with respect to any Letter of Credit. The Letter of Credit Commissions shall be (A) calculated on the basis of a 360-day year for the actual number of days elapsed and (B) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the Revolving Loan Commitment Termination Date.

             (c) Agent's Fees. Each Borrower, jointly and severally, agrees to pay to the Agent, for its own account, such other fees as have been agreed to in the Fee Letter.

         3.3 Conversions

             (a) The Borrowers may elect from time to time to convert one or more of its Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election, specifying the Advance to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, any Borrower may elect from time to time to convert its (i) ABR Advances to Eurodollar Advances and (ii) Eurodollar Advances to new Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within five Business Days), by the delivery to the Agent of a Notice of Conversion manually signed by the applicable Borrower. The Agent shall provide the applicable Lenders with, prompt but no later than two Business Days, notice of each such election. Advances may be converted pursuant to this Section in whole or in part, provided that the amount to be converted by the applicable Borrower to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made to the applicable Borrower on such date in accordance with Section
2.3 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.

             (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrowers shall not have any right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Interest Period applicable to such Eurodollar Advance.

             (c) Each conversion shall be effected by each Lender by reflecting the Type of Loan from the Advance being converted to the new ABR Advance or Eurodollar Advance, as the case may be, (it being understood that any such conversion shall not constitute a borrowing. Each conversion of an Advance does not reflect a repayment of the converted Advance or an additional borrowing, but a continuation of the original obligation in full force and effect.

         3.4 Concerning Interest Periods

             Notwithstanding any other provision of any Loan Document:

             (a) If any Borrower shall have failed to elect a Eurodollar Advance under Section 2.3(a) or 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be a Eurodollar Advance for one or more Interest Periods of one month until such time, if any, as a new Eurodollar Advance shall have been elected pursuant to Section 3.3.

             (b) No Interest Period selected in respect of the borrowing or conversion of any Eurodollar Advance shall end after the Revolving Loan Commitment Date.

             (c) The Borrowers shall not be permitted to have more than ten Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

         3.5 Indemnification for Loss

             Notwithstanding anything contained herein to the contrary, if any Borrower shall fail to borrow or convert on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrowers agree, jointly and severally, to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow or convert, termination, repayment or prepayment, including an amount, if greater than zero, equal to:

                  A  x  (B-C)  x   D
                                  ---
                                  360

where:

"A" equals such Lender's pro rata share of the Affected Principal Amount;

"B" equals the Eurodollar Rate (expressed as a decimal), applicable to such Eurodollar Advances;

"C" equals the Eurodollar Rate (expressed as a decimal), in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's pro rata share of the Affected Principal Amount with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender;

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance, including in liquidating or employing deposits acquired to fund or maintain the funding of its pro rata share of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to its pro rata share of the Affected Principal Amount. Each determination by the Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrowers absent manifest error.

         3.6 Capital Adequacy

             If the amount of capital required or expected to be maintained by any Lender, or the Issuing Bank or any Person directly or indirectly owning or controlling such Lender, or the Issuing Bank (each a "Control Person"), shall be affected by the occurrence of a Regulatory Change and such Lender, or the Issuing Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on such

Lender's, the Issuing Bank's or such Control Person's capital, or (ii) the asset value to such Lender, the Issuing Bank or such Control Person of the Loans made or maintained by such Lender, or of the Reimbursement Obligations or any participation therein, in any case to a level below that which such Lender, the Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's, the Issuing Bank's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender, or the Issuing Bank to be material to such Lender, the Issuing Bank or Control Person, then, within ten days after demand by such Lender or the Issuing Bank, the Borrowers shall pay to such Lender, the Issuing Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender, the Issuing Bank or such Control Person, as the case may be, for such reduction.

         3.7 Reimbursement for Increased Costs

             If any Lender, the Agent or the Issuing Bank shall determine that a Regulatory Change:

             (a) does or shall subject it to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Agent, the Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for, in each case, imposition of, or change in the rate of, Tax on the Income of such Lender); or

             (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate, or against any Letters of Credit issued by the Issuing Bank or participated in by any Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Agent or the Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrowers shall pay such Lender, the Agent, or the Issuing Bank, as the case may be, within ten days after demand therefor, such additional amounts as is sufficient to compensate such Lender, the Issuing Bank or the Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender, the Issuing Bank or the Agent, as the case may be, deems to be material as determined by such Lender, the Issuing Bank or the Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrowers to indemnify the Lenders, the Agent, or the Issuing Bank, as the case may be, with respect to withholding Taxes for which the Borrowers have no obligation under Section 3.10. No failure by any Lender or the Agent, or the Issuing Bank to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by a Lender, the Agent or the Issuing Bank, as the case may be, to the Borrowers shall be conclusive absent manifest error.

         3.8 Illegality of Funding

             Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrowers and the Agent thereof, and (i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender's Revolving Credit Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Agent and the Borrowers thereof and, upon receipt of such notice by each of the Agent and the Borrowers, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

         3.9 Substituted Interest Rate

             In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrowers) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the applicable Borrower has requested be made as

Eurodollar Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify such Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and (c) any outstanding
Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrowers promptly upon either (x) the Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (y) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances), no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrowers have the right to convert all or any portion of the Loans to or as Eurodollar Advances.

         3.10 Taxes

             (a) Payments to be Free and Clear. Except as otherwise expressly required by applicable law, all payments by each Obligor under the Loan Documents to or for the account of the Agent, the Issuing Bank, or any Lender (each, an "Indemnified Tax Person") shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state, province or other political subdivision thereof or therein (collectively, "Taxes"), excluding as to any Indemnified Tax Person, (i) a Tax on the Income imposed on such Indemnified Tax Person and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such nonexcluded Tax, an "Indemnified Tax"). For purposes hereof, "Tax on the Income" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) Canada, (iii) the jurisdiction in which such Person is organized, (iv) the jurisdiction in which such Person's principal office or lending offices are located; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

             (b) Grossing Up of Payments. If any Obligor or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Obligor to or on behalf of an Indemnified Tax Person under any Loan Document, then (i) such Obligor shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on such Obligor) or on behalf of and in the name of such Indemnified Tax Person (if the liability is imposed on such Indemnified Tax Person), and (ii) the sum payable to such Indemnified Tax Person shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Indemnified Tax Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Notwithstanding the foregoing, no additional amount shall be required to be paid to any Indemnified Tax Person under clause (ii) of the preceding sentence except to the extent that the requirement to deduct or withhold or the amount thereof is attributable to (i) the introduction after the Effective Date of any law, rule or regulation requiring any Person to withhold or deduct any amount from any payment under the Loan Documents in respect of an Indemnified Tax or (ii) any increase after the Effective Date in the rate of any such withholding or deduction.

             (c) Other Taxes. Each Obligor agrees, to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

             (d) Evidence of Payment. Within 30 days after the reasonable request therefor by the Agent in connection with any payment of Indemnified Taxes or Other Taxes, each Obligor will furnish to the Agent the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from a Financial Officer that states that such payment has been made and that sets forth the date and amount of such payment.

             (e) U.S.  Tax  Certificates.  Each  Indemnified  Tax Person that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof that is exempt from United States federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under the Loan Documents shall deliver, to the extent that is legally entitled to do so, to the Agent for transmission to the Borrowers, on or prior to the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it becomes an Indemnified Tax Person (in the case of each other Indemnified Tax Person), and at such other times as may be required by applicable law, either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming, to the extent then available, a reduced rate under an applicable treaty or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of an Indemnified Tax Person that is not legally entitled to deliver either form listed in clause (e)(i) but is legally entitled to deliver the certificate described in clause (e)(ii), a certificate to the effect that such Indemnified Tax Person is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Borrowers within the meaning of
Section  881(c)(3)(B)  of the  Code,  or (z) a  controlled  foreign  corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code. In addition, each Indemnified Tax Person shall deliver the forms described above promptly upon the obsolescence or invalidity of any form previously delivered by such Indemnified Tax Person. No Obligor shall be required to pay any additional amount to any such Indemnified Tax Person under subsection (b)(ii) above if such Indemnified Tax Person shall have failed to satisfy the requirements of the two immediately preceding sentences; provided that if such Indemnified Tax Person shall have satisfied such requirements on the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became an Indemnified Tax Person (in the case of each other Indemnified Tax Person), nothing in this subsection shall relieve any Obligor of its obligation to pay any additional amounts pursuant to subsection (b)(ii) to the extent that, as a result of any change in applicable law or treaty, such Indemnified Tax Person is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Indemnified Tax Person is entitled to such exemption or reduced rate.

             (f) In the event that an Indemnified Tax Person is entitled to receive a refund of or credit for or remission or repayment of taxes withheld or paid pursuant to this Section 3.10 ("Tax Credit"), which credit or refund is identifiable by such Indemnified Tax Person as being a result of taxes withheld in connection with sums payable hereunder or under any other Loan Document, such Indemnified Tax Person shall use reasonable efforts to obtain the Tax Credit, and upon receipt of such Tax Credit shall promptly notify the Agent and the Borrowers and shall remit to the Borrowers the amount of such Tax Credit (without interest) allocable to payments made hereunder or under the other Loan Documents.

         3.11 Option to Fund

             Each Lender has indicated that, if any Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Revolving Loan Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and 3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Revolving Loan Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in the London interbank market in an amount equal to its Revolving Loan Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Revolving Loan Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

         3.12 Replacement of Lenders

             Notwithstanding the foregoing, if (i) any Lender shall request compensation pursuant to Section 3.6 or the Borrowers shall be required to pay any additional amounts pursuant to Section 3.10 in respect of any Lender in an aggregate amount in excess of $50,000, (ii) any Lender shall give any notice to the Borrowers or the Agent pursuant to Section 3.7, (iii) any Lender shall on two or more occasions give a notice to the Borrowers or the Agent pursuant to
Section 3.8, or (iv) any Lender shall be an uncured Defaulting Lender on two or more occasions; then, in each such case, provided that no Default or Event of Default shall then exist and be continuing, during the 90 day period after the receipt of such request or notice, the Borrowers may require that such Lender transfer all of its right, title and interest under this Agreement and each of such Lender's Notes to any lender identified by the Borrowers and approved by the Agent (such approval not to be unreasonably withheld) (a "Proposed Lender") if such Proposed Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans and all unreimbursed sums paid by such Lender under Section 2.8(b), together with interest thereon to the date of such transfer and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 3.5 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery of new Notes, an instrument of assignment and assumption, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements of the Borrowers contained in Sections 3.5, 3.6, 11.5, 11.8 and 11.10 (without duplication of any payments made to such Lender by the Borrowers or the Proposed Lender) shall survive for the benefit of any Lender replaced under this Section with respect to the time prior to such replacement.

         3.13 Guaranty Provisions. Each Borrower acknowledges and agrees that, whether or not specifically indicated as such in a Loan Document, all Obligations shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations of each other Borrower as set forth below.

             (a) Guaranty. Each Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations; provided, however, that each Borrower shall only be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This guaranty constitutes a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Borrower hereunder.

             (b) Guaranty Absolute, etc. The guaranty agreed to above shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Revolving Loan Commitment Termination Date. Each Borrower jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The liability of each Borrower under this Agreement shall be joint and several, absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Lender (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Obligor) of, or collateral securing, any Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation; (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Lender securing any of the Obligations; or
(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

             (c) Reinstatement, etc. Each Borrower agrees that its guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Obligor or otherwise, all as though such payment had not been made.

             (d) Waiver, etc. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Lender protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

             (e) Postponement of Subrogation, etc. Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, under any other Loan Document or otherwise, until following the Revolving Loan Commitment Termination Date. Any amount paid to any Borrower on account of any such subrogation rights prior to the Revolving Loan Commitment Termination Date shall be held in trust for the benefit of the Lenders and shall immediately be paid and turned over to the Agent for the benefit of the Lenders in the exact form received by such Borrower (duly endorsed in favor of the Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured; provided, however, that if (a) any Borrower has made payment to the Lenders of all or any part of the Obligations; and (b) the Revolving Loan Commitment Termination Date has occurred; then at such Borrower's request, the Agent, (on behalf of the Lenders) will, at the expense of such Borrower, execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Revolving Loan Commitment Termination Date, each Borrower shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under any Loan Document to any Lender.

4.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the Issuing Bank to issue the Letters of

Credit and the Lenders to participate therein, each Borrower, jointly and severally, makes the following representations and warranties to the Agent, the Issuing Bank and each Lender:

         4.1 Subsidiaries; Capitalization

             As of the Effective Date, the Parent has only the Subsidiaries set forth on, and the authorized, issued and outstanding Capital Stock of the Parent and each such Subsidiary is as set forth on, Schedule 4.1. As of the Effective Date, and except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary of the Parent are owned beneficially and of record by the Parent or another Subsidiary of the Parent, are free and clear of all Liens and are duly authorized, validly issued, fully paid and nonassessable. As of the Effective Date, except as set forth on Schedule 4.1, (i) no Obligor nor any of the Foreign Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof,
(ii) there are no agreements, voting trusts or understandings binding upon the Parent or any of its Subsidiaries with respect to the voting securities of the Parent or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (iii) all of the outstanding Capital Stock of each Obligor or Foreign Subsidiary is owned by the Parent or another Obligor.

         4.2 Existence and Power

             Each Borrower, each Obligor and each of the Foreign Subsidiaries is duly incorporated, organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

         4.3 Authority and Execution

             Each Borrower, each Obligor and each of the Foreign Subsidiaries has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and is in full compliance with its Organizational Documents.

         4.4 Binding Agreement; etc.

             The Loan  Documents  (other  than the  Notes)  constitute,  and the
Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of each Obligor and each Foreign Subsidiary, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws now or hereafter affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion. The Liens granted to the Agent in the Collateral are first (subject to Permitted Liens) priority (or the local equivalent thereof) security interests and no Liens exist on any of the Collateral described above other than the Liens created in favor of the Agent pursuant to a Loan Document and the Permitted Liens.

         4.5 Litigation

             Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of any Borrower, any other Obligor or any of the Foreign Subsidiaries) pending or, to the knowledge of any Borrower, threatened against any Borrower, any other Obligor or any of the Foreign Subsidiaries or maintained by the any Borrower, any other Obligor or any of the Foreign Subsidiaries or which may affect the Property of any Borrower, or any other Obligor or any of the Foreign Subsidiaries or any of their respective Properties or rights, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

         4.6 Required Consents

             Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by any Borrower or any of their Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery or performance of the Loan Documents to which any Borrower or any of their Subsidiaries is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party. Each Borrower, prior to each borrowing by it hereunder, has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with such borrowing.

         4.7 Absence of Defaults; No Conflicting Agreements

             (a) None of the Obligors, the Foreign Subsidiaries nor the Borrowers is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of any Borrower, any other Obligor or any of the Foreign Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

             (b) Neither the Parent nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

         4.8 Compliance with Applicable Laws

             Each Borrower, each other Obligor and each of the Foreign Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to such Borrower, such other Obligor or such Foreign Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect.

         4.9 Taxes

             Each Borrower, each other Obligor, and each of the Foreign Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to such Borrower, such other Obligor or such Foreign Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Parent, each other Obligor and each of the Subsidiaries with respect to all taxes are, to the best knowledge of any Borrower, adequate for the payment of such taxes, and the Parent does not know of any unpaid assessment which is due and payable against any Borrower, any other Obligor or any of the Foreign Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

         4.10 Governmental Regulations

             None of the Obligors, the Foreign Subsidiaries, the Borrowers nor any Person controlled by, controlling, or under common control with, any

Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.11 Federal Reserve Regulations; Use of Loan Proceeds

             None of the Obligors, Foreign Subsidiaries nor the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Revolving Credit Loan and the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrowers and their respective Subsidiaries.

         4.12 Plans

             Each Employee Benefit Plan is in compliance with ERISA and the Code, where applicable, in all material respects, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multi-employer Plan, does not exceed $250,000, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $250,000. The Parent and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multi-employer Plan, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither the Parent nor its Subsidiaries or ERISA Affiliates have any liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of purchaser default) and the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Parent and its Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multi-employer Plans is approximately $250,000. The Parent and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto, except where non-compliance could not reasonably be expected to have a Material Adverse Effect. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code or applicable state law, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

4.13     Financial Statements

         The Parent heretofore delivered to the Agent and the Lenders copies of the (i) audited Consolidated and unaudited Consolidating Balance Sheets of Parent as of December 31, 2000 and the related Consolidated and Consolidating Statements of Operations, Stockholder's Equity and Cash Flows for the Fiscal Years then ended and (ii) the unaudited Consolidated and Consolidating Balance Sheets of Parent as of September 30, 2001, and the related Consolidated and Consolidating Statements of Operations, Stockholder's Equity and Cash Flows for the Fiscal Quarters then ended (with the related notes and schedules, the
"Financial Statements"). The Financial Statements fairly present the Consolidated and Consolidating financial condition and results of the operations of Parent and its Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of such unaudited statements, to normal year-end adjustments) and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the notes thereto, neither Parent nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since the date of the Financial Statements, Parent and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

4.14     Property

         Each Borrower and each of the other Obligors and each Foreign Subsidiary has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Parent and its Subsidiaries, taken as a whole, subject to no Liens, except Permitted Liens. All leases of Property to any Borrower, any Obligor or any of the Foreign Subsidiaries are in full force and effect, such Borrower, such Obligor or such Foreign Subsidiary, as the case may be, enjoys quiet and undisturbed possession under all leases of real property and none of the Obligors, any of the Foreign Subsidiaries nor any Borrower is in default beyond any applicable grace period of any provision thereof, the effect of which could reasonably be expected to have a Material Adverse Effect.

4.15     Authorizations

         Each Borrower, each Obligor and each Foreign Subsidiary possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrowers, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

         4.16 Environmental Matters

             Except as set forth in Schedule 4.16, none of the Obligors, the Foreign Subsidiaries nor the Borrowers (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, arising in connection with (A) any non-compliance with or violation of the requirements of any applicable federal, state, provincial or local environmental health or safety statute or regulation, or (B) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of any Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal, state or provincial investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which any Borrower, any other Obligor or any of the Foreign Subsidiaries is or would be liable, which liability could reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that any Borrower, any other Obligor or any of the Foreign Subsidiaries is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any analogous state or foreign law, which liability could reasonably be expected to have a Material Adverse Effect. Each Borrower, each other Obligor, each of the Foreign Subsidiaries is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state or foreign law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

         4.17 Solvency

             Immediately after giving effect to the transactions contemplated by the Loan Documents, each Borrower is and will be Solvent and the Borrowers together with the other Obligors and each of the Foreign Subsidiaries on a consolidated basis is and will be Solvent.

         4.18 Absence of Certain Restrictions

             No indenture, certificate of designation for preferred stock, agreement or instrument to which any Borrower, any other Obligor or any of the Foreign Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Obligor or Foreign Subsidiary to make Restricted Payments or repay any Indebtedness to any Borrower or to another Subsidiary of the Parent.

         4.19 No Misrepresentation

             No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by any Borrower nor any of their Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by the Agent, the Issuing Bank, and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results. There are no liabilities of any Borrower or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances, which could reasonably be expected to result in a Material Adverse Effect, other than those liabilities provided for or disclosed in the most recently delivered financial statements

         4.20 Intangible Assets.

             The only registered patents, registered trademarks, registered service marks, registered trade names, or registered copyrights, or rights with respect to the foregoing or any pending applications therefor of any Obligor or any Foreign Subsidiary are (i) the registered trade name "GP General Physics Corporation" owned by Physics, (ii) two registered trademarks owned by MXL that are not used in the ongoing business operations of any Obligor or Foreign Subsidiary, (iii) registered trademarks owned by certain of the Obligors or Foreign Subsidiaries that relate solely to businesses being terminated, which trademarks are not used in the ongoing business operations of any Obligor or Foreign Subsidiary and (iv) the registered trade name "GP" appearing inside an oval. Except for the registered trade name "GP General Physics Corporation" and the registered trade name "GP" appearing inside an oval, no registered patent, registered trademark, registered service mark, registered trade name, or registered copyright, or rights with respect to the foregoing are necessary to conduct the business of any Obligor or Foreign Subsidiary as now conducted or as proposed to be conducted.

         4.21 Material Subsidiaries.


             Each Material Subsidiary is either an Obligor or a Foreign Subsidiary and is listed on Schedule 4.21 hereto.

5.       CONDITIONS TO EFFECTIVENESS OF SECOND AMENDED AND RESTATED CREDIT
         AGREEMENT

         The conditions precedent fulfilled in connection with the obligation of each Lender to extend credit under the Existing Credit Agreement are set forth in Section 5 of the Existing Credit Agreement and the Parent, the Agent and each of the Lenders has copies of the documents referred to in such Section 5. In addition to the conditions precedent set forth in Section 6 herein, the effectiveness of this Agreement as an amendment and restatement of the Existing Credit Agreement, and the obligation of each Lender to make Loans or the Issuing Bank to issue Letters of Credit in connection herewith and the Lenders to participate therein, shall be subject to the fulfillment of the following conditions precedent:

         5.1 Evidence of Action

             The Agent shall have received a certificate, dated the Closing Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Obligor (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents (or a certificate of an authorized officer that the Organizational Documents have not changed from those provided in connection with the Original Agreement, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the appropriate Governmental Authority of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business, except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction could not have a Material Adverse Effect.

         5.2 This Agreement

             The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a telecopy signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

         5.3 Notes; Letter of Credit Documents

             (i) The Agent shall have received the Revolving Credit Notes and the Swing Line Note, duly executed by an Authorized Signatory of the Borrowers and (ii) the Agent and the Issuing Bank shall have received a Reimbursement Agreement, each duly executed by an Authorized Signatory of Parent.

         5.4 Absence of Litigation

             There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Borrowers, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Parent to the foregoing effects.

         5.5 Approvals and Consents

             All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Parent to the foregoing effects.

         5.6 Absence of Material Adverse Change

             No material adverse change in the business, assets, liabilities, financial condition or results of operations of the Borrowers has occurred since the filing with the SEC of Parent's Form 10-Q for the Fiscal Quarter ending September 30, 2001 and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Parent to the foregoing effect.

         5.7 Financial Officer's Certificate

             The Agent shall have received a certificate of a Financial Officer of the Borrowers, dated the Closing Date, in all respects satisfactory to the Agent certifying that with respect to all extensions of credit outstanding as of the Closing Date, to the best knowledge of each such Financial Officer, the Borrowers are and will be Solvent and the Borrowers together with each Obligor and each Foreign Subsidiary are Solvent.

         5.8 Check-the-Box Status

             GP (UK) shall be deemed to have obtained Check-the-Box Status.

         5.9 Opinion of Counsel to the Borrowers and their Subsidiaries

             The Agent shall have received opinions from Morgan, Lewis & Bockius LLP as (i) special New York counsel to the Borrowers and the domestic Obligors,
(ii) special English counsel to GP (UK) and (iii) special Real Estate counsel to the Obligors. Each opinion shall be addressed to the Agent and the Lenders, and shall be dated the Closing Date, and shall be substantially in the forms of Exhibits F-1, F-2 and F-3 hereto. It is understood that such opinions are being delivered to the Agent and the Lenders upon the direction of the Borrowers and their Subsidiaries and that the Agent and the Lenders may and will rely on such opinions.

         5.10 Previous Information

             All of the information provided by or on behalf of the Borrowers or any of their Subsidiaries to the Agent and/or the Lenders prior to their commitment to extend credit to the Borrowers (the "Pre-Commitment Information") shall be true and correct in all material aspects; and no development or change shall have occurred, and no additional information shall have come to the attention of the Agent or any Lender, that (i) has resulted in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information or (ii) has had or could reasonably be expected to have a Material Adverse Effect.

         5.11 Borrowers Security Agreement; Subordination Agreement; Subsidiary Guaranty and Security Agreement and Related Matters

             (a) The Agent shall have received a Second Amended and Restated Borrowers Security Agreement substantially in the form of Exhibit H hereto, duly executed, by an Authorized Signatory of each of the Borrowers and dated the Closing Date together with (i) executed notices required by the Borrowers Security Agreement to comply with the Federal Assignment of Claims Act and relevant provincial legislation to the extent not heretofore provided, (ii) one or more share certificates (or a "control agreement" in form and substance satisfactory to the Agent with respect thereto), representing (x) all of the issued and outstanding Capital Stock of each Subsidiary Guarantor and all of the issued and outstanding Capital Stock owned by the Parent in respect of (A) Hydro Med Sciences, Inc. and (B) any and every other Person (unless the applicable share certificate is already in the possession of the Agent or a "control" agreement satisfactory to the Agent has theretofore been fully executed and delivered to the Agent with respect to such shares), (y) 100% of all the issued and outstanding Capital Stock owned by the Borrowers in respect of GP (UK) and each Foreign Subsidiary that is a Material Subsidiary that has Check-the-Box Status (unless the applicable share certificate is already in the possession of the Agent with respect to such shares), and (z) 65% of all of the issued and outstanding Capital Stock owned by the Borrowers in respect of each Foreign Subsidiary that is a Material Subsidiary (unless the applicable share certificate is already in the possession of the Agent with respect to such shares), together, in each case, with an undated stock power, executed in blank by an Authorized Signatory of the owner of such Capital Stock, in respect of each such certificate, (iii) such UCC Financing Statements (or other comparable documents with respect to Collateral located outside of the United States), executed by the Parent and Physics, as required, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under its Borrowers Security Agreement, (iv) a Federal Reserve Form U-1 in form and substance satisfactory to the Agent executed by each pledgor of Capital Stock, (v) each Intercompany Demand Note payable to the Borrowers, duly executed by the applicable Foreign Subsidiary and duly endorsed in blank by Parent to the Agent, the originals of each of the Intercompany Demand Documents and assignments of financing statements (or other similar mechanism required to perfect security interests under applicable law) from the Borrowers to the Agent and (vi) such other documents as the Agent may require in connection with the perfection of its security interests therein.

             (b) (i) Each Obligor shall have executed an amended and restated subordination agreement in favor of the Agent in substantially the form of Exhibit K-1 hereto providing for the subordination of all obligations to the other Obligors to the Obligations (the "Subordination Agreement"), (ii) Parent and Physics shall have executed an amended and restated Subordination Agreement in favor of the Agent in substantially the form of Exhibit K-2 hereto relating to the 6% Subordinated Debentures Due 2004 dated as of August 31, 1994 issued by Physics (including non-payment of such obligations at all times) to the Parent Obligations and (iii) SGLG, Inc. and Physics shall have executed an amended and restated Subordination Agreement in favor of the Agent in substantially the form of Exhibit K-3 hereto providing for the subordination of Physics obligations to SGLG, Inc. (including non-payment of such obligations at all times, except payments of $50,000 in each three-month period may be made in certain circumstances set forth therein) to the Obligations.

             (c) The Agent shall have received a Subsidiary Guaranty and Security Agreement substantially in the form of Exhibit I hereto, duly executed by an Authorized Signatory of each Subsidiary Guarantor together with (i) executed notices required by the Subsidiary Guaranty and Security Agreement to comply with the Federal Assignment of Claims Act and the Financial
Administration Act (Canada) and relevant provincial legislation to the extent not heretofore provided, (ii) one or more share certificates (or a "control agreement" in form and substance satisfactory to the Agent with respect thereto), representing (x) all of the issued and outstanding Capital Stock owned by any and/or each Subsidiary of the Borrowers in respect of (A) Hydro Med Sciences, Inc. and (B) any and every other Person (unless the applicable share certificate is already in the possession of the Agent or a "control" agreement satisfactory to the Agent has theretofore been fully executed and delivered to the Agent with respect to such shares), (y) 100% of all the issued and outstanding Capital Stock owned by the Borrowers in respect of GP (UK) and each Foreign Subsidiary that is a Material Subsidiary that has Check-the-Box Status (unless the applicable share certificate is already in the possession of the Agent with respect to such shares), and (z) 65% of all of the issued and outstanding Capital Stock owned by the Borrowers in respect of each Foreign Subsidiary that is a Material Subsidiary (unless the applicable share certificate is already in the possession of the Agent with respect to such shares), together, in each case, with an undated stock power, executed in blank by an Authorized Signatory of the owner of such Capital Stock, in respect of each such certificate, (iii) such UCC Financing Statements, executed by each Subsidiary Guarantor where required, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under the Subsidiary Guaranty and Security Agreement, (iv) each Intercompany Demand Note payable to a Subsidiary, duly executed by the applicable Foreign Subsidiary and duly endorsed in blank by such Subsidiary to the Agent, the originals of each of the Intercompany Demand Documents and assignments of financing statements (or other similar mechanism required to perfect security interests under applicable law) from the applicable Subsidiary to the Agent and (v) a Federal Reserve Form U-1 in form and substance satisfactory to the Agent executed by each pledgor of Capital Stock and (vi) such other documents as the Agent may require in connection with the perfection of its security interests therein.

             (d) The Agent shall have received each original promissory note endorsed to the Agent with respect to all extensions of credit made pursuant to
Section 8.5(k).

             (e) The Agent shall have received the Mortgage Amendment relating to the Pawling Property and the Reservoir Property.

         5.12 Search Reports and Related Documents

             The Agent shall have received (i) UCC, tax and judgment lien search reports and other search reports in all respects satisfactory to the Agent with respect to each applicable public office where Liens are or may be filed disclosing that there are no Liens of record in such official's office covering any Property of the Borrowers or any of the Material Subsidiaries or showing the Borrowers or Material Subsidiary as debtor thereunder (other than Permitted
Liens) and (ii) a certificate of the Parent signed by an Authorized Signatory thereof, dated the first Borrowing Date, certifying that, upon the making of Loans and the issuance of Letters of Credit on the first Borrowing Date, there will exist no Liens on any Property of the Borrowers or any Material Subsidiary other than Permitted Liens.

         5.13 Borrowing Base Certificate

             The Agent shall have received the initial Borrowing Base Certificate, dated the Closing Date, and the sum of the Credit Exposure shall not exceed the Borrowing Base as reflected in such Borrowing Base Certificate; provided, that, the information set forth in such Borrowing Base Certificate with respect to (i) Eligible Securities Collateral shall be based on the fair market value of the applicable Eligible Securities Collateral as at a date that is not more than three Business Days prior to the Closing Date and (ii) Eligible Real Estate shall be based on the Aggregate Appraisal Value by Valuation Consultant, Inc. that is not more than $4,340,000 prior to the Closing Date.

         5.14 Property, Public Liability and Other Insurance

             The Agent shall have received (A) copies of, or certificates of the brokers with respect to, each policy of insurance owned by the Borrowers or a Subsidiary Guarantor in form and substance satisfactory to the Agent, naming the Agent, in its capacity as such, as additional insured and loss payee as its interests may appear; and (B) evidence of the Borrowers' and Subsidiary Guarantor's liability insurance policies, each together with the endorsements required by Section 7.5.

         5.15 Fees

             All fees and expenses payable to the Agent, the Issuing Bank and the Lenders on the first Borrowing Date shall have been paid.

         5.16 Fees and Expenses of Special Counsel

             The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

         5.17 Closing Date

             The Closing Date shall occur no later than December 21, 2001.

         5.18 Charge of Shares; Debenture; Deed of Guarantee and Indemnity and Related Matters.

             The Agent shall have received a Charge of Shares, Debenture and Deed of Guarantee and Indemnity, each substantially in the form of Exhibit M, Exhibit N and Exhibit O, respectively hereto, duly executed, by an Authorized Signatory of each of Physics and GP (UK), as the case may be, and dated the Closing Date together with (i) all of the issued and outstanding Capital Stock of each GP (UK), together, with an undated stock power, executed in blank by an Authorized Signatory of Physics as owner of such Capital Stock, in respect of each such certificate, and (ii) such other documents as the Agent may require in connection with the perfection of its security interests therein.

6. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT


         The obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

         6.1 Compliance

             On each Borrowing Date and after giving effect to the Loans to be made and the Letters of Credit to be issued thereon (i) there shall exist no

Default or Event of Default, (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, and (iii) each Obligor and each Foreign Subsidiary shall be in compliance with all of the terms, covenants and conditions of the Loan Documents to which it is a party. Each borrowing (including with respect to Swing Line Loans) by the Borrowers and each request by the Borrowers for the issuance of a Letter of Credit shall constitute a certification by the Borrowers as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

         6.2 Borrowing Request; Letter of Credit Request; Compliance with Borrowing Base

             With respect to the Revolving Credit Loans and Swing Line Loans to be made, and the Letters of Credit to be issued, (i) on each Borrowing Date, the Agent shall have received, (a) in the case of Revolving Credit Loans and Swing Line Loans, a Borrowing Request, (b) in the case of Letters of Credit, a Letter of Credit Request and an application with respect to the Letter of Credit requested, (c) in the case of Swing Line Loans, telephonic notice (followed by a Borrowing Request) in accordance with Section 2.3(b) herein and (d) in each case, an Updated Borrowing Base Certificate, in each case duly executed by an Authorized Signatory of the Borrowers and (ii) after giving effect to the Revolving Credit Loan(s) to be made and/or the Letter(s) of Credit to be issued, the Credit Exposure does not exceed the lesser of (i) the then existing Borrowing Base and (ii) the Revolving Loan Commitment Amount as reflected in the updated Borrowing Base Certificate.

         6.3 Certain Documents

             All documents required by the provisions of the Loan Documents to be executed or delivered to the Agent or any Lender on or before the applicable Borrowing Date shall have been so executed and delivered on or before such Borrowing Date.

         6.4 Other Documents

             Each of the Agent,  the Issuing  Bank,  and the Lenders  shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably require in connection with the making of the Loans and the issuance of the Letters of Credit on such Borrowing Date.

7. AFFIRMATIVE COVENANTS

         Each Borrower agrees, jointly and severally, that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Borrowers shall:

         7.1 Financial Statements and Information

             Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

             (a) As soon as available, but in any event within 105 days after the end of each Fiscal Year, a copy of the Parent's Consolidated and Consolidating Balance Sheets as at the end of such Fiscal Year, together with the related Consolidated and Consolidating Statements of Operations and Stockholders' Equity and Consolidated Cash Flows as of and through the end of such Fiscal Year, setting forth in each case in comparative form the figures for the preceding Fiscal Year. The Consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows (as well as like separate consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows of Physics) shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. The Consolidating Balance Sheets and Consolidating Statements of Operations, Stockholders' Equity and Cash Flows shall be certified by a Financial Officer of the Parent, as being complete and correct in all material respects and as presenting fairly the Consolidating financial condition and the Consolidating results of operations of the Parent and its Subsidiaries. Notwithstanding any of the foregoing, the Parent may satisfy its obligation to furnish Consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows by furnishing copies of the Parent's annual report on Form 10-K in respect of such Fiscal Year, together with the financial statements required to be attached thereto, provided the Parent is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

             (b) As soon as available, but in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the Consolidated and Consolidating Balance Sheets of the Parent and its Consolidated Subsidiaries as at the end of each such quarterly period, together with the related Consolidated and Consolidating Statements of Operations and Consolidated Statement of Cash Flows for such period and for the elapsed portion of the Fiscal Year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding Fiscal Year, certified by a Financial Officer of the Parent, as being complete and correct in all material respects and as presenting fairly the Consolidated and Consolidating financial condition and the Consolidated and Consolidating results of operations of the Parent and its Subsidiaries. Notwithstanding any of the foregoing, the Parent may satisfy its obligation to furnish quarterly Consolidated Balance Sheets and Consolidated Statement of Operations and Cash Flows by furnishing copies of the Parent's quarterly report on Form 10-Q in respect of such Fiscal Quarter, together with the financial statements required to be attached thereto, provided the Parent is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.

             (c) Within 50 days after the end of each of the first three Fiscal Quarters (105 days after the end of the last Fiscal Quarter), a Compliance Certificate, certified by a Financial Officer of the Parent.

             (d) As soon as available, but not later than 30 days after the last day of each Fiscal Year, budgets for the Parent and its Subsidiaries for the coming Fiscal Year, in form and substance reasonably satisfactory to the Agent.

             (e) Monthly, and not later than the 25th day following the last day of each month, (i) with respect to the Parent and its Subsidiaries, separate accounts receivable aging reports for the Borrowers, GP Canada, GP (UK) and MXL as of the last day of the immediately preceding month, in form and substance reasonably satisfactory to the Agent, (ii) a certification as to the outstanding principal balance of each Intercompany Demand Note as of the last day of the immediately preceding month, (iii) a Borrowing Base Certificate together with statements of accounts payable as of the last day of the immediately preceding month, (iv) a report in a format satisfactory to the Agent comparing the actual results of Physics, GP Canada, GP (UK) and MXL, each separately, against its respective projections, both for the immediately preceding month and for the year to date and (v) separate internally prepared financial statements of Physics, GP Canada, GP (UK) and MXL.

             (f) Not less than one and not more than three days prior to each Borrowing Date, an Updated Borrowing Base Certificate.

             (g) Not less than one and not more than three days prior to each Covered Event, an Updated Borrowing Base Certificate giving effect to the transactions contemplated by such Covered Event.

             (h) Within 25 days of the last day of each Fiscal Quarter, a report in a format satisfactory to the Agent comparing Parent's actual results against its projections (on a consolidated and consolidating basis), both for such immediately preceding Fiscal Quarter and for the year to date.

             (i) Such other information as the Agent or any Lender may reasonably request from time to time.

         7.2 Certificates; Other Information

             Furnish to the Agent and each Lender:

             (a) Prompt written notice if: (i) any Indebtedness of the Parent or any of its Subsidiaries in an aggregate amount in excess of $500,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes), certificate, security or other evidence of Indebtedness in an aggregate amount in excess of $500,000, or the holder or obligee of any note (other than the Notes), certificate, security or other evidence of Indebtedness, with respect to any other Indebtedness of the Parent or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $500,000 due and payable prior to its stated maturity, (iii) there shall occur and be continuing a Default or an Event of Default or (iv) a Change in Control should occur;

             (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Parent or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, and (ii)(A) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Parent or any of its Subsidiaries by any Person or Governmental Authority, and (B) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

             (c) Promptly upon becoming available, copies of all (i) registration statements, regular, periodic or special reports, schedules and other material which the Parent or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and
(ii) material news releases and annual reports relating to the Parent or any of its Subsidiaries;

             (d) Prompt written notice in the event that the Parent, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan has occurred or will occur,
(ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on the Parent, any of its Subsidiaries or any ERISA Affiliate, (iii) the Parent, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan,
(iv) the aggregate amount of the Unfunded Pension  Liabilities under all Pension

Plans is in excess of $1,000,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $1,000,000, (vi) the Parent, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) the imposition of any tax under Section 4980B(a) of the Code or (viii) the assessment of a civil penalty under Section 502(c) of ERISA, together with a certificate of a Financial Officer of the Parent setting forth the details of such event and the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto, and which in the case of clauses (vi) through (viii) could reasonably be expected to have a Material Adverse Effect.

             (e) Prompt written notice in the event that the Parent, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Parent, such Subsidiary or such ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of a Financial Officer of the Parent setting forth the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

             (f) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Parent, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of a Financial Officer of the Parent setting forth the reasons for the adoption of such amendment and the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

             (g) As soon as possible and in any event by the tenth day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Parent, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of a Financial Officer setting forth the action which the Parent, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

             (h) Promptly upon the same becoming available, and in any event by 15th day of each month, (i) a listing of all Government Receivables created since the last such report provided and (ii) a duly executed Confirmatory Assignment of Contract and Notice of Assignment of Accounts Receivable as Security, substantially in the form of Exhibit A and Exhibit B, respectively, to the Subsidiary Guaranty and Security Agreement and the Borrowers Security Agreement.

             (i) Prompt written notice of any change in the budgets furnished pursuant to Section 7.1(d) with respect to any Fiscal Year subsequent to Fiscal Year 2001.

             (j) Promptly after completed, consolidated projections prepared, as revised from time to time, with respect to the Obligors; provided, that, if consolidating projections are prepared with respect to any Obligor (which preparation shall be in the sole discretion of the Obligors), then such projections shall also be furnished to the Agent promptly after completed.

             (k) Such other information as the Agent or any Lender shall reasonably request from time to time.

         7.3 Legal Existence

             Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each Obligor and each of its Foreign Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

         7.4 Taxes

             Pay and discharge when due, and cause each Obligor and each of its Foreign Subsidiaries so to do, all Taxes upon or with respect to the Borrowers, any Obligor and any Foreign Subsidiary and all Taxes upon the income, profits and Property of the Borrowers, any Obligor and any Foreign Subsidiary, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on Property of any Borrower, any Obligor and any Foreign Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrowers, the applicable Obligor or the Foreign Subsidiary and provided that any such contested Tax shall not constitute, or create, a Lien on any Property of any Borrower, any Obligor and any Foreign Subsidiary senior to the Liens, if any, granted to the Agent and the Lenders by the Collateral Documents on such Property, and, provided further, that the Borrowers, the applicable Obligor and the applicable Foreign Subsidiary shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.5 Insurance

             (a) Insurance. Maintain, and cause each Obligor and each of the Foreign Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including public liability (bodily injury and property damage), fidelity, business interruption, and workers' compensation with deductibles which are customary for companies engaged in similar businesses, and which, in the case of property insurance, shall be (i) in amounts sufficient to prevent such Borrower or such Subsidiary from becoming a co-insurer, and (ii) against all risks; and file with the Agent within ten days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the Financial Officer (or such other officer as shall be acceptable to the Agent) of each Borrower certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of such Borrower under this Section, and is in full force and effect.

             (b) Insurance Covering Collateral. Promptly upon request therefor, deliver or cause to be delivered to the Agent originals or duplicate originals of all such policies of insurance covering the Collateral. All such insurance policies in respect of property insurance and business interruption insurance shall contain a standard loss payable clause and shall be endorsed to provide that, in respect of the interests of the Agent, the Issuing Bank, and the
Lenders: (i) the Agent shall be an additional insured, (ii) 30 days' prior written notice of any cancellation, reduction of amounts payable, or any changes and amendments shall be given to the Agent, and (iii) the Agent shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of such Borrower or such Subsidiary to pay the same or to so insure. All property insurance policies shall name the Agent as sole loss payee in respect of each claim relating to the Collateral and resulting in a payment under any such insurance policy exceeding $1,000,000. Provided that no Default or Event of Default shall exist, the Agent agrees, promptly upon its receipt thereof, to pay over to the Borrowers, the applicable Obligor or the applicable Foreign Subsidiary that owns the applicable Property the proceeds of such payment to enable the Borrowers, the applicable Obligor or the applicable Foreign Subsidiary to repair, restore or replace the Property subject to such claim. To the extent that such the Borrowers, any Obligor or the Foreign Subsidiary fails to repair, restore or replace such Property subject to a claim, an amount equal to such proceeds shall be immediately applied as a permanent reduction of the Revolving Loan Commitment Amount pursuant to Section 2.4(b). If a Default or Event of Default shall then exist, the Agent shall (i) hold the proceeds of such payment as Collateral until such Default or Event of Default shall no longer exist and then pay over the same to the Borrowers or Obligor to enable the Borrowers or Obligor to repair, restore or replace or cause to be repaired, restored or replaced the Property subject to the claim which resulted in such payment or (ii) hold such proceeds as Collateral and apply the same to the obligations of the Borrowers or Obligor under the Loan Documents in such order, in such amounts and at such times as the Agent, with the consent of Required Lenders, shall decide.

             (c) Concurrent Insurance. Neither the Parent nor any of its Subsidiaries shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to subsection (b) above unless the Agent has approved the carrier and the form and content of the insurance policy, including naming the Agent as an additional insured and sole loss payee thereunder.

         7.6 Performance of Obligations

             Pay and discharge when due, and cause each Obligor and each of the Foreign Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Parent, any Obligor, or any of the Foreign Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Borrower, any Obligor, or any of the Foreign Subsidiaries senior to the Lien, if any, granted to the Agent under the Collateral Documents on such Property, and provided that the Borrowers, Obligor or Foreign Subsidiary shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.7 Condition of Property

             At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of the Obligors and Foreign Subsidiaries so to do, all Property necessary to the operation of any Obligor's or such Foreign Subsidiary's business.

         7.8 Observance of Legal Requirements

             Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that each Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.9 Inspection of Property; Books and Records; Discussions

             At all reasonable times, upon reasonable prior notice, at the Lenders' expense (unless a Default or an Event of Default has occurred and is continuing in which case it shall be at the Borrowers' expense) permit representatives of the Agent and each Lender to visit the offices of each Borrower, each other Obligor and each Foreign Subsidiary, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of each Borrower, each other Obligor and each Foreign Subsidiary with the respective officers thereof, and to examine and inspect the Property of each Borrower, each other Obligor and each Foreign Subsidiary and to meet and discuss the affairs of each Borrower, each other Obligor and each Foreign Subsidiary with the Accountants.

         7.10 Authorizations

             Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

         7.11 Financial Covenants

             (a) Fixed Charge Coverage Ratio. Maintain as of the last day of each Reference Period set forth below a Fixed Charge Coverage Ratio in a proportion not less than that set forth below opposite each such Fiscal Quarter:


                 Reference Period                            Ratio
                 ----------------                            -----
                12/31/01 - 9/30/02                         1.45:1.00
             12/31/02 and thereafter                       1.50:1.00


             (b) Leverage Ratio. Maintain as of the last day of each Reference Period set forth below, a Leverage Ratio in a proportion not greater than the ratios set forth below opposite each such Fiscal Quarter:


                 Reference Period                            Ratio
                 ----------------                            -----
                12/31/01 - 9/30/02                         3.00:1.00
                12/31/02 -9/30/02                          2.50:1.00
             12/31/03 and thereafter                       2.25:1.00


             (c) Minimum Consolidated Net Worth. Maintain at all times as of the last day of each Fiscal Quarter, Consolidated Net Worth in an amount not less than the Minimum Net Worth Amount for such Fiscal Quarter.

             (d) Interest Coverage Ratio. Maintain as of the last day of each Reference Period set forth below an Interest Coverage Ratio in a proportion not less than set forth opposite such Fiscal Quarter:


                 Reference Period                           Ratio
                 ----------------                           -----
                 12/31/01 - 9/30/02                        2.90:1.00
                 12/31/02 - 9/30/03                        3.50:1.00
              12/31/03 and thereafter                      3.75:1.00


         7.12 Additional Subsidiaries

             Not allow any Subsidiary to be acquired or established by any Obligor after the Closing Date without the prior written consent of the Agent and the Required Lenders and to the extent such consent is furnished, the Parent shall:

             (i) On or prior to each date hereafter upon which a Person shall have become a Material Subsidiary of the Parent, (a) deliver such certificates, stock powers and other documents as would be required by Section 5.11(a)(ii) and/or Section 5.11(c)(ii) as if such Material Subsidiary were a Material Subsidiary as of the first Borrowing Date or as otherwise may be required hereby and/or by the Borrowers Security Agreement and/or by the Subsidiary Guaranty and Security Agreement and such other documents as the Agent shall request; provided, that, to the extent such new Material Subsidiary is not a Subsidiary of a Obligor, the owner of the Capital Stock of such new Material Subsidiary shall execute all documentation reasonably requested by the Agent in order to effect the pledge to the Agent, for the ratable benefit of the Lenders, of (A) 100% of the issued and outstanding Capital Stock of such new Material Subsidiary to the extent it is a Domestic Subsidiary or a Foreign Subsidiary that has Check-the-Box Status and (B) 65% of the issued and outstanding Capital Stock of such new Material Subsidiary to the extent it is a Foreign Subsidiary that is not does not have Check-the Box Status, (b) cause each such Material Subsidiary that is a Domestic Subsidiary to become a party to the Subsidiary Guaranty and Security Agreement and provide and execute all documents requested by the Agent to perfect a Lien in Collateral granted thereunder (to the extent such Material Subsidiary owns Property of the type described as Collateral in such Subsidiary Guaranty and Security Agreement) and (c) cause each such Material Subsidiary that is not a Domestic Subsidiary to execute an Intercompany Demand Note to the order of the Parent or a Subsidiary of the Parent, as the case may be, shall endorse such note in blank and deliver same, together with any related Intercompany Demand Loan Documents, to the Agent (for the ratable benefit of the Lenders), together with all of the other documents necessary to perfect the Agent's first Lien therein.

             (ii) On or prior to each date hereafter upon which two or more Subsidiaries (which are not individually Material Subsidiaries) hold 15% or more of the Consolidated assets of the Parent or account for more than 15% of the Consolidated EBIDTA, as shown on the most recently delivered financial statements of the Parent and its Subsidiaries (a) deliver such certificates, stock powers and other documents as would be required by Section 5.11(a)(ii) and/or Section 5.11(c)(ii) as if one or more such Subsidiaries were a Material Subsidiary as of the first Borrowing Date or as otherwise may be required hereby and/or by the Borrowers Security Agreement and/or by the Subsidiary Guaranty and Security Agreement and such other documents as the Agent shall request, (b) cause one or more of such Subsidiaries that is a Domestic Subsidiary to become a party to the Subsidiary Guaranty and Security Agreement and provide and execute all documents requested by the Agent to perfect a Lien in Collateral granted thereunder (to the extent such Material Subsidiary owns Property of the type described as Collateral in such Subsidiary Guaranty and Security Agreement) and
(c) cause one or more of such Subsidiaries that is not a Domestic Subsidiary to execute an Intercompany Demand Note to the order of the Parent or a Subsidiary of the Parent and the Parent, or its Subsidiary, as the case may be, shall endorse such note in blank and deliver same, together with any related Intercompany Demand Loan Documents, to the Agent (for the ratable benefit of the Lenders), together with all of the other documents necessary to perfect the Agent's first Lien therein so that, after the delivery of the documents and other items required under sub-sections (i), (ii) and (iii), not more than 10% of the Consolidated assets of the Parent is held by, and not more than 10% of the Consolidated EBITDA is attributable to any two or more Subsidiaries which are not Material Subsidiaries.

         7.13 Mortgages

             Within 30 days after the acquisition by the Parent or any of its Subsidiaries of any real property owned in fee with a value in excess of $100,000, the Parent or such Subsidiary shall take all steps necessary, at their own cost and expense, to (a) grant the Agent a first priority mortgage Lien on such real property, fixtures and buildings and improvements thereon and (b) obtain title insurance coverage on such property in an amount, containing such terms and exceptions and issued by an insurance company, acceptable to the Agent in the Agent's reasonable discretion (together with such favorable legal opinions with respect thereto as the Agent may reasonably request).

         7.14 Title Reports; Appraisals

             (a) The Borrowers shall take all reasonable action requested by the Agent and (i) cooperate fully with the Agent in order to enable the Agent to procure an amended title report from a title company reasonably satisfactory to the Agent with respect to each property covered by a Mortgage (other than the Reservoir Property) and (ii) in respect of any Real Estate constituting Eligible Real Estate, deliver to the Agent an Appraisal prior to the Appraisal Date, and, with respect to any additional Real Estate to be included as Eligible Real Estate, an Appraisal, in form and substance satisfactory to the Agent (together with an updated Schedule 1.1) no less than ten (10) days prior to any Borrowing Date on which such Property is to be included as Eligible Real Estate.

             (b) The Borrowers shall deliver to the Agent on or prior to 30 days after the Closing Date a new Appraisal covering the Eligible Real Estate (to the extent such properties are still owned by an Obligor), each in form and substance satisfactory to the Agent.

             (c) The Borrowers shall take all other reasonable action required by the Agent to enable the Agent to determine the Aggregate Appraisal Value.

8. NEGATIVE COVENANTS

         Each Borrower agrees, jointly and severally, that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Borrowers shall not:

         8.1 Indebtedness

             Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any other Obligor or any Foreign Subsidiary so to do, except:

             (a) Indebtedness of each Borrower to the Lenders and the Agent under this Agreement and the Loan Documents;

             (b) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with purchases of goods and services;

             (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor; materials and supplies to the extent that payment therefor shall not at the time be required to be made;

             (d) Indebtedness in respect of judgments or awards that do not constitute an Event of Default under Section 9.1(j);

             (e) Intercompany Indebtedness;

             (f) Other unsecured Indebtedness in an aggregate principal amount not in excess of $500,000 at any one time outstanding;

             (g) Indebtedness in respect of deferred liabilities other than for deferred taxes and other than for borrowed money, including without limitation, deferred compensation (other than deferred compensation incurred in connection with the Millennium Cell, Inc. deferred compensation plan in an amount not to exceed $10,000,000 in the aggregate), provided that the aggregate amount of such Indebtedness of the Obligors shall not exceed $1,000,000 at any one time outstanding;

             (h) Indebtedness in respect of deferred taxes;

             (i) Indebtedness secured by the security interests referred to in subsection 8.2(viii) hereof and Capitalized Lease Obligations, in each case incurred only if, after giving effect thereto, the limit on Capital Expenditures set forth in Section 8.7 hereof would not be breached;

             (j) Subordinated Debt;

             (k)  Indebtedness  existing  on the  date  hereof  as set  forth on
Schedule 8.1 hereto and other Indebtedness described in Schedule 8.1 hereto; and

(l) (i) Contingent Obligations set forth on Schedule 8.1 hereto and renewals, extensions or replacements of Contingent Obligations set forth on Schedule 8.1 hereto in respect of obligations in amounts not exceeding the amount guaranteed under the Contingent Obligation set forth in Schedule 8.1; (ii) other Contingent Obligations if (A) at the time of entering into any such Contingent Obligation, the Borrowers shall be in compliance with all of the terms and conditions of this Agreement and (B) the aggregate amount outstanding of all Contingent Obligations entered into pursuant to this subsection 8.1(l)(ii) (whether guarantees of payment or performance) shall at no time exceed $1,000,000. For the purposes hereof, if the Borrowers and/or Material Subsidiary shall have a Contingent Obligation of the same obligations of another Person, the amount of only one of such Contingent Obligation shall be counted for purposes of this
Section 8.1(l)(ii), and (iii) Contingent Obligations in respect of the Indebtedness described in Section 8.1(m).

         8.2 Liens

             Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any other Obligor or any Foreign Subsidiary so to do, except

             (i) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest,

             (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA),

             (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,

             (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of the Borrowers or any Subsidiary or impair its use for the operation of the business of the Borrowers or any Subsidiary,

             (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent by more than 90 days or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest,

             (vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest,

             (vii) Liens in favor of the Agent and the Lenders under the Loan Documents and Liens in connection with the Intercompany Demand Loan Documents,

             (viii) Liens under other capital leases and Liens on Property (including, in the event such Property constitutes capital stock of a newly acquired Subsidiary, Liens on the Property of such Subsidiary) acquired by any Borrower or a Material Subsidiary after the Effective Date within the terms of this Agreement and either existing on such Property when acquired, or created contemporaneously with such acquisition to secure the payment or financing of the purchase price thereof, provided that (w) such Liens attach only to the Property so purchased or acquired, (x) the Indebtedness secured by such Liens is permitted by Section 8.1(i), (y) the Indebtedness secured or covered by any such Lien shall not exceed the lesser of the cost or fair market value of the Property acquired and shall not be renewed or extended or prepaid from the proceeds of any borrowing by the Borrowers and (z) the aggregate amount of all Indebtedness secured by Liens of the type permitted by this subsection 8.2(viii), on a Consolidated basis shall not at any time exceed $700,000 at any one time outstanding in the aggregate with respect to all the Obligors taken as a whole,

             (ix) Liens on Margin Stock to the extent that a prohibition on such Liens would result in the Agent and the Lenders being deemed to be "indirectly secured" by Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, taking into account the value of Margin Stock owned by the Parent and its Subsidiaries and any other relevant facts and circumstances,

             (x) Liens on Property of any Obligor or Foreign Subsidiary existing on the Effective Date as set forth on Schedule 8.2, but not any increases in the amounts secured thereby or extensions thereof to additional Property,

             (xi) Liens on Property of any Obligor or Foreign Subsidiary acquired prior to the Effective Date provided that such Liens are limited to the Property so acquired and were not created in contemplation of such acquisition,

             (xii) any interest or title of a lessor in assets being leased by any of the Borrowers or any Material Subsidiary under an operating lease,

             (xiii) the right reserved to or vested in any Governmental Authority by any statutory provision, or by the terms of any lease, license, franchise, grant or permit of such Person, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof, and

             (xiv) any Lien resulting from security given to a public utility or Governmental Authority when required by such utility or such Governmental Authority in connection with the operation of the business of any Borrower.

         8.3 Merger, Consolidations and Acquisitions

             Consolidate with, or permit any Obligor or Foreign Subsidiary to consolidate with, be acquired by, amalgamate with, merge or wind up into or with any Person, or make any Acquisition or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders or the consent of all of the Lenders in the case of any Acquisition, except:

             (a) Capital Expenditures permitted by Section 8.7;

             (b) provided that (i) the Agent shall have received ten days' prior written notice thereof and (ii) immediately before and after giving effect thereto no Default or Event of Default shall exist, any direct or indirect wholly-owned Subsidiary of any Borrower may merge or consolidate with any Borrower or any other direct or indirect wholly-owned Subsidiary of such Borrower, provided that in the event of a merger or amalgamation of any Borrower and such wholly-owned Subsidiary, the applicable Borrower shall be the survivor;

             (c) mergers or amalgamations involving any Borrower or a Subsidiary Guarantor as long as the applicable Borrower or the Subsidiary Guarantor is the surviving entity; and

             (d) Investments permitted by Section 8.5 provided, that no Borrower shall be permitted to make any equity Investment in any other Person.

         8.4 Dispositions

         Make any Disposition, or permit any other Obligor or any Foreign Subsidiary so to do, except:

             (a) Dispositions by any Borrower and/or any other Obligor or Foreign Subsidiary other than GP Canada of any Investments (other than marketable securities) permitted under Section 8.5(a); provided, that, 100% of the proceeds thereof are applied in accordance with Section 2.5(d) hereof and, provided, further within ten Business Days prior to each such Disposition, the Agent and the Lenders shall have received a certificate in respect thereto signed by an Authorized Signatory of the applicable Borrower identifying the Property to be sold or otherwise disposed of and stating the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds and if at the time such Investment(s) was included in the Borrowing Base as reflected in the most recent Borrowing Base Certificate, an Updated Borrowing Base Certificate demonstrating compliance with the Borrowing Base after giving effect to the applicable Disposition;

             (b) Dispositions of Property which, in the reasonable opinion of each Borrower, any Obligor or any Foreign Subsidiary, is obsolete or no longer useful in the conduct of its business;

             (c) Dispositions by any Borrower and/or any other Obligor or Foreign Subsidiary other than GP Canada of marketable securities by the Parent; provided, that, the Borrowers shall apply 100% of the Net Cash Proceeds thereof within one Business Day of the receipt thereof in accordance with the terms of
Section 2.5(d) hereof and, provided, further that within ten Business Days prior to each such Disposition, the Agent and the Lenders shall have received a certificate in respect thereto signed by an Authorized Signatory of the applicable Borrower identifying the Property to be sold or otherwise disposed of and stating the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds and if at the time any of such marketable securities were included in the Borrowing Base as reflected in the most recent Borrowing Base Certificate, an Updated Borrowing Base Certificate demonstrating compliance with the Borrowing Base after giving effect to the applicable Disposition;

             (d) Dispositions by the Parent in connection with the consummation of the Hydro Med Sale; and

             (e) Other Dispositions by the Borrowers and/or any other Obligor or Foreign Subsidiary as to which the following conditions have been satisfied:

             (i) no Default or Event of Default shall exist immediately before or after giving effect thereto,

             (ii) the total consideration received or to be received therefor by any Borrower, any Obligor or any of the Foreign Subsidiaries shall be payable in cash, or if there should be non-cash consideration, such non-cash consideration shall not exceed $500,000 (as determined on or before the closing thereof) and such total consideration received or to be received therefor shall not be less than the fair market value thereof as reasonably determined by the Managing Person of such Borrower, such Obligor or such Foreign Subsidiary,

             (iii) the Borrowers shall apply the Net Cash Proceeds thereof within one Business Day of the receipt thereof as required and provided by
Section 2.5(d), and

             (iv) within ten Business Days prior to each such Disposition, the Agent and the Lenders shall have received a certificate in respect thereto signed by an Authorized Signatory of the Parent identifying the Property to be sold or otherwise disposed of and stating (x) that immediately before or after giving effect thereto, no Default or Event of Default shall exist, (y) that the consideration received or to be received by the Parent or such Subsidiary for such Property has been determined by the Managing Person thereof to be not less than the fair market value of such Property and (z) the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds.

         8.5 Investments, Loans, Etc.

             At any time, directly or indirectly, purchase or otherwise hold, own, acquire or invest in the Capital Stock of, evidence of indebtedness or other obligation or security issued by, any other Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any Acquisition, or become a partner or joint venturer in any partnership or joint venture, or enter into any Interest Rate Protection Arrangement, or make any other investment (whether in cash or other Property) in any other Person, or make any commitment or otherwise to agree to do any of the foregoing (all of which are sometimes referred to herein as "Investments"), or permit any of its Subsidiaries so to do, except:

             (a) Investments in Cash Equivalents;

             (b)  Investments  existing  on the  Effective  Date as set forth on
Schedule 8.5;

             (c) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

             (d) Investments in Interest Rate Protection Arrangements (where used for hedging purposes) covering a notional principal amount not in excess of the Revolving Loan Commitment Amount;

             (e) loans and extensions of credit to employees of a Obligor or Foreign Subsidiary that are not officers of a Obligor not in excess of $250,000 in the aggregate at any one time outstanding;

             (f) Investments by any Borrower or any Subsidiary in Intercompany Indebtedness permitted under Section 8.1;

             (g) Investments in the form of a subordinated note not in excess of $5,000,000 payable to Parent in connection with the Disposition of Five Star;

             (h) Investments in Eligible Securities Collateral by Parent and/or its Subsidiaries (and in that regard, the Parent represents that Schedule 8.5 contains a list of all Eligible Securities Collateral and other marketable securities owned by Parent and/or its Subsidiaries as of the Closing Date);

             (i) Investments of the Borrowers described on Schedule 8.1;

             (j) Investments by the Parent in GP (UK); and

             (k) loans to Persons solely for such Person to exercise stock options he/she has with respect to the Parent's Capital Stock under the Parent's stock option plan (such loans are referred to herein individually as an "Option Loan" and collectively as the "Option Loans"); provided, that, no such Option Loan shall be permitted unless (i) there is no reduction in the Parent's net assets as a result of such Option Loan and no Obligor makes or is obligated to make any distribution, advance or payment of cash in connection with such Option Loan, (ii) such Option Loan is evidenced by a promissory note payable by such employee to the order of the Parent in the face amount of such Option Loan, such promissory note is endorsed to the Agent, the Agent is given possession of the original of such note and the Agent is granted a first priority perfected security interest in such note for the ratable benefit of the Lenders and the Issuing Bank, (iii) the making of such Option Loan does not violate any statute, regulation, rule or order of any Governmental Authority and (iv) the amount of such Option Loan, when added to the aggregate principal balance of all other Option Loans then outstanding, does not exceed $7,500,000;

provided, that no Borrower shall be permitted to make any equity Investment in any other Person.

8.6      Restricted Payments.

                  Declare or pay any Restricted Payments payable in cash or otherwise, apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries to do so, except:

             (i) any Borrower may declare and pay any dividend payable solely in shares of its common stock, and

             (ii) any Subsidiary may declare and pay dividends to its immediate parent.

         8.7 Capital Expenditures; Leases.

             Make any, and will not permit any other Obligor to make any, Capital Expenditures or incur any obligation to make Capital Expenditures, or lease any assets pursuant to any operating lease or Synthetic Lease, other than in connection with Capital Expenditures, Synthetic Leases and operating leases and obligations in connection therewith in an aggregate Consolidated amount in excess of $2,500,000 in any Fiscal Year. Capital Expenditures shall be calculated on a noncumulative basis so that amounts not expended in a Fiscal Year may not be carried over and expended in any subsequent Fiscal Year.

         8.8 Business and Name Changes

             (i) Materially change the nature of the business of the Parent or its Subsidiaries as conducted on the Effective Date, or alter or modify its structure or status, or change its Fiscal Year from that in effect on the Effective Date, or permit any of the Obligors or Foreign Subsidiaries so to do, or

             (ii) Change the name or chief executive office of the Parent, any other Obligor or any Subsidiary unless the Agent shall have received (1) 30 days' notice prior to a change in name or chief executive office of any such Person and (2) such documents as the Agent may request to continue the perfection of any Liens on the Property of such Borrower, any such other Obligor or such Subsidiary whose name or chief executive office is to be changed.

         8.9 ERISA

             Cause any Pension Plan to have a Funded Current Liability Percentage of less than 60%, or increase benefits, or permit any of its Subsidiaries so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan.

         8.10 Prepayments of Indebtedness

                  Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Indebtedness under the Loan Documents), or permit any other Obligor or any Subsidiary so to do other than payments to another Obligor provided no Default or Event of Default exists before and after giving effect to any such prepayment.

         8.11 Amendments, Etc. of Certain Agreements

             Enter into or agree to any amendment, modification or waiver of any term or condition of its Organizational Documents in any way which could reasonably be expected to be adverse to the interests of the Lenders or the Agent, or permit any of its Subsidiaries so to do.

         8.12 Transactions with Affiliates

             Become a party to any transaction with an Affiliate (other than a Obligor or a Foreign Subsidiary), or permit any Obligor or any of the Foreign Subsidiaries so to do, unless the Parent's, the applicable Obligor's or applicable Foreign Subsidiary's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to such Borrower, such Obligor, or such Foreign Subsidiary as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.

         8.13 Issuance of Additional Capital Stock

             Issue any additional Capital Stock, or permit any Obligor or any Foreign Subsidiary so to do, except that each Borrower may issue additional Capital Stock (i) in connection with the payment of any dividend and (ii) as long as (x) no Default or Event of Default exists before and after giving effect to any such issuance of Capital Stock and (y) the Borrowers apply 100% of the Net Cash Proceeds thereof within one Business Day of the receipt thereof in accordance with the terms of Section 2.5(d) hereof.

         8.14 Limitation on Upstream Dividends by Subsidiaries

             Permit or cause any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (i) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its Capital Stock owned directly or indirectly by the Parent or any of the other Subsidiaries or from making any other distribution on account of any class of any such Capital Stock (herein referred to as "Upstream Dividends"), or (ii) the declaration or payment of Upstream Dividends by a Subsidiary to the Parent or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.

         8.15 Limitation on Negative Pledges

             Enter into any agreement, other than (i) this Agreement and (ii) purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or permit any of its Subsidiaries so to do, which prohibits or limits the ability of the Parent or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

         8.16 Margin Stock

             Allow any part of the proceeds any Loan to be utilized (i) for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or (ii) for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         8.17 Intangible Assets

             Obtain any patent, trademark, service mark, trade name, or copyright, or rights with respect to the foregoing, or permit any other Obligor or any of the Foreign Subsidiaries so to do, unless contemporaneously therewith the applicable Borrower, Obligor and/or Foreign Subsidiary, as the case may be, takes all action and executes all documents reasonably required to grant the Agent, for the ratable benefit of the Lenders, a first Lien on the applicable patent, trademark, service mark, trade name, or copyright, or rights with respect to the foregoing.

         8.18 Hydro Med Subordinated Debt Documents.

             Enter into any amendment, modification or waiver of any of the documents, instruments or agreements executed pursuant to or in connection with the Hydro Med Subordinated Debt to the extent any such amendment, modification or waiver is or could be viewed as adverse to the interests of the Agent, the Issuing Bank or any Lender.

         8.19 No Prepayment of Subordinated Debt. The Parent will not, and will not permit any of its Subsidiaries, to:

             (i) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt, (x) other than, so long as no Default has occurred and is continuing, on the stated, scheduled date for payment of interest or other mandatory payments expressly set forth in the applicable documents evidencing the Subordinated Debt, or (y) which would violate the terms of this Agreement and the applicable documents evidencing the Subordinated Debt,

             (ii) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt, unless expressly required to redeem or purchase such Indebtedness under the documents evidencing the Subordinated Debt.

         8.20 No Investments, etc. in Certain Subsidiaries.

             Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate amount of Investments by the Borrowers and their Material Subsidiaries in, or transfers of cash or property by the Borrowers or their Material Subsidiaries to any non-Material Subsidiaries or Subsidiaries not a party to the Subsidiary Guaranty and Security Agreement, in the aggregate amount exceed $1,000,000 in any Fiscal Year. Notwithstanding the foregoing, the Parent may expend up to $750,000 in the aggregate in the event of a wind-down and dissolution of Hydro Med Sciences, Inc.

9. DEFAULT

         9.1 Events of Default

             The  following   shall  each   constitute  an  "Event  of  Default"
hereunder:

             (a) The (i) failure of any Borrower to make any payment of principal hereunder, any payments under a Reimbursement Agreement or any payments in respect of any Reimbursement Obligation, in each case when due and payable, or (ii) failure of any Borrower to make any deposit into the Cash Collateral Accounts when required hereby; or

             (b) The failure of any Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document (or otherwise to the Agent with respect to the loan facilities established hereunder) within five Business Days of the date when due and payable; or

             (c) The failure of any Borrower to observe or perform any covenant or agreement contained in Sections 2.5, 2.6, 7.1, 7.2(a), (d), (e), 7.3, 7.11, 7.12, 7.13 or Section 8; or

             (d) The failure of any Obligor to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after such Obligor shall have obtained knowledge thereof; or

             (e) Any representation or warranty made by any Obligor (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

             (f) Liabilities and/or other obligations of any Borrower (other than its obligations hereunder), any of their Subsidiaries or any other Obligor, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in an aggregate amount in excess of $500,000 (or the foreign currency equivalent) (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, (iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or (iv) as a consequence of the occurrence or continuation of any event or condition, any Borrower, any of their Subsidiaries or any other Obligor, has become obligated to purchase or repay any Indebtedness before its regularly scheduled maturity date; or

             (g) Any license, franchise, permit, right, approval or agreement of any Borrower, any of their Subsidiaries or any other Obligor, is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof could have a Material Adverse Effect; or

             (h) Any Borrower, any of their Foreign Subsidiaries or any other Obligor, shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer or institute any proceeding seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief, including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee or other similar official for it or any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of such Borrower, such Foreign Subsidiary or such other Obligor; or

             (i) An order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction or any other decree or order is entered by a court having jurisdiction (i) adjudicating any Borrower, any of their Foreign Subsidiaries or any other Obligor, bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Borrower, any of their Foreign Subsidiaries or any other Obligor, under the bankruptcy or insolvency laws of any jurisdiction, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Borrower, any of their Foreign Subsidiaries or any other Obligor, or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of any Borrower, any of their Foreign Subsidiaries or any other Obligor, and any such decree or order continues unstayed and in effect for a period of 60 days; or

             (j) Judgments or decrees against any Borrower, any of their Foreign Subsidiaries or any other Obligor, aggregating in excess of $500,000 (or the foreign currency equivalent) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

             (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Obligor shall so assert in writing or shall disavow any of its obligations under any Loan Document, or any "Event of Default" shall have occurred under, and as such term is defined in, any Loan Document; or

             (l) The occurrence of a Change in Control; or

             (m) (i) Any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, regardless of whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Parent, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under Section 4980B(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which in the case of clauses (i) through (vii) would, individually or in the aggregate, have a Material Adverse Effect.

             (n) Unless otherwise waived or consented to by the Agent, the Lenders and the Issuing Bank in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Agent, the Lenders and the Issuing Bank in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "senior debt" (or similar term) referring to such Obligations; or any Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner
(a) the effectiveness, validity or enforceability of any of the Subordination Provisions, (b) that the Subordination Provisions exist for the benefit of the Agent, the Lenders and the Issuing Bank or (c) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

             (o) Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first registered priority Lien, subject to Permitted Liens.

         9.2 Contract Remedies

             (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (i) if such event is an Event of Default specified in clause (h) or (i) above, the Commitments of all of the Lenders shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (ii) if such event is any other Event of Default, any or all of the following actions may be taken: (A) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to any Borrower, declare the Commitments of all of the Lenders terminated forthwith, whereupon such Commitments shall immediately terminate, and (B) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to any Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Each Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

             (b) In the event that the Commitments of all the Lenders shall have been terminated or the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of the Borrowers shall be applied by the Agent and the Lenders in liquidation of the Loans of the Borrowers and the other obligations of the Borrowers under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the

Borrowers; (ii) second, to the payment of any fees or expenses due the Agent from the Borrowers, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrowers pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (to the extent not paid pursuant to clause (ii) above) (other than principal and interest on the Loans and amounts payable in connection with Interest Rate Protection Arrangements with a Rate Protection Lender), (v) fifth, to the payment, in the case of interest received from or on behalf of the Borrowers, pro rata according to the Revolving Loan Commitment Percentage of each Lender, of interest due on the Revolving Credit Loans, (vi) sixth, to the payment pro rata in the case of principal received from or on behalf of the Borrowers and/or in the case of amounts received on account of Interest Rate Protection Arrangements with a Rate Protection Lender, pro rata according to the principal on the then outstanding Loans and the amount then owed in connection with such Interest Rate Protection Arrangement(s); and, if more than one such Interest Rate Protection Arrangement then exists, pro rata among all such Interest Rate Protection Arrangements, of principal on the Loans; and (vii) seventh, to the payment of any other amounts owing to the Agent, the Issuing Bank and the Lenders under any Loan Document.

10. THE AGENT

         10.1 Appointment

             Each of the Issuing Bank and each Lender hereby irrevocably designates and appoints Fleet as the Agent of the Issuing Bank and such Lender under the Loan Documents and each of the Issuing Bank and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature, and, notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, the Issuing Bank or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

         10.2 Delegation of Duties

             The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

         10.3 Exculpatory Provisions

             Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to the Issuing Bank or any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any other Obligor or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of any Borrower or any other Obligor or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to the Issuing Bank or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of any Borrower or any other Obligor. The Issuing Bank and the Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Agent shall be instructed in writing to do so by the Issuing Bank and Required Lenders and such instructions shall be binding on the Issuing Bank and all Lenders and all holders of the Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or is contrary to law or any provision of the Loan Documents. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to any Borrower, or any other Obligor or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

         10.4 Reliance by Agent

             The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers or any other Obligor), independent accountants and other experts selected by the Agent. The Agent may treat the Issuing Bank or each Lender, as the case may be, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of the Issuing Bank or such Lender, as the case may be, in its Loans, in its Notes, the Letters of Credit and the Reimbursement Obligations, as applicable, until written notice of transfer, signed by the Issuing Bank or such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the Issuing Bank, all the Lenders and all future holders of the Notes and the Reimbursement Obligations.

         10.5 Notice of Default

             The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from the Issuing Bank, a Lender or any Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing Bank, the Lenders and any Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

         10.6 Non-Reliance on Agent and Other Lenders

             Each of the Issuing Bank and each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any Borrower or any other Obligor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each of the Issuing Bank and each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of each Borrower and each other Obligor and the value and Lien status of any collateral security and made its own decision to enter into this Agreement. Each of the Issuing Bank and each Lender also represents that it will, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of each Borrower and each other Obligor and the value and Lien status of any collateral security. Except for notices, reports and other documents expressly required to be furnished to the Issuing Bank and/or the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Issuing Bank or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of any Borrower and any other Obligor which at any time may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7 Indemnification

             Each Lender agrees to indemnify and hold harmless the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to its Revolving Loan Commitment Percentage or, in the event any Loans shall be outstanding, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including any amounts paid to the Lenders (through the Agent) by the Borrowers or any other Obligor pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned, which may at any time (including at any time following the payment of the Revolving Credit Loans and the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid costs and expenses (including reasonable fees and expenses of counsel) payable by the Borrowers under Section
11.5 to the extent that the Agent has not been paid such fees or has not been reimbursed for such costs and expenses, by the Borrowers. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be paid by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders and the payment of all amounts payable under the Loan Documents.

         10.8 Agent in Its Individual Capacity

             Fleet and its affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower or any other Obligor as though Fleet were not Agent hereunder and Fleet did not arrange the transactions contemplated hereby; provided, however, that any new loans made by the Agent to any Borrower must be disclosed to the Lenders within 30 days of the making of any new loan(s). With respect to the Commitments made or renewed by Fleet and the Notes issued to, and the Reimbursement Obligations owing to, Fleet, Fleet shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include Fleet.

         10.9 Successor Agent

             If  at  any  time  the  Agent  deems  it  advisable,  in  its  sole discretion, it may submit to the Issuing Bank, each of the Lenders and any Borrower a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and
(ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders which is a commercial bank a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Issuing Bank and the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $250,000,000 and which shall be reasonably acceptable to the Parent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrowers, the other Obligors, the Issuing Bank and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, each Borrower agrees, jointly and severally, to make each payment due under the Loan Documents directly to the Issuing Bank and the Lenders entitled thereto during such time.

11. OTHER PROVISIONS

         11.1 Amendments and Waivers

             Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Agent and the appropriate parties to the Loan Documents (other than the Issuing Bank and the Lenders) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Agent on behalf of the Issuing Bank and the Lenders, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

             (a) without the consent of all of the Lenders (i) increase the Revolving Loan Commitment Amount of any Lender, (ii) extend the Revolving Loan Commitment Period, (iii) reduce the rate or amount, or extend the time of payment, of the Revolving Loan Commitment Fee or the Letter of Credit Commissions, (iv) reduce the rate or amount of, or extend the time of payment of, interest on any Loan or any Note or Reimbursement Obligation, (v) reduce the amount, or extend the time of payment of any installment or other payment of principal on any Loan or any Note or Reimbursement Obligation, (vi) decrease or forgive the principal amount of any Loan or any Note or Reimbursement Obligation, (vii) consent to any Acquisitions by any of the Obligors or (viii) consent to any assignment or delegation by any Borrower of any of their rights or obligations under any Loan Document;

             (b) without the consent of all the Lenders (i) change the provisions of Section 3.5, 3.6, 3.7, 3.9, 3.10, 9.1(a), this Section 11.1 or
Section 11.7(a), (ii) change the definition of "Required Lenders", or any provision of this Agreement requiring the consent or approval of all Lenders
(iii) change the several nature of the Lenders' obligations, (iv) change any provision governing the sharing of payments and liabilities among the Lenders,
(v) release all or substantially all of the obligations of any Obligor under any Loan Document, (other than in connection with (A) a Disposition permitted under Section 8.4, or (B) any release specifically provided for in the Collateral Documents), or (vi) release any substantial portion of the Collateral or any security interest therein (other than in connection with (A) a Disposition permitted under Section 8.4, (B) a dissolution permitted by Section 7.3, or (C) any release specifically provided for in the Collateral Documents);

             (c) without the written consent of the Swing Line Loan Lender, amend, modify or waive any provision of Sections 2.2 and 2.3(b) or otherwise change any of the rights or obligations of the Swing Line Loan Lender under any Loan Document;

             (d) without the written consent of the Issuing Bank, amend, modify or waive any provision of Sections 2.7, 2.8, 2.9 or 3.2(b)(ii) or otherwise change any of the rights or obligations of the Issuing Bank under any Loan Document; and

             (e) without the written consent of the Agent, amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent under any Loan Document.

             Any such amendment, supplement, modification, waiver or consent shall apply equally to the Agent, the Issuing Bank, the Swing Line Loan Lender and each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Issuing Bank, the Swing Line Loan Lenders, the Agent and all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable Loan Document, the Issuing Bank, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary contained in any Loan Document, the Agent may, at any time and from time to time without the consent of any one or more of the Lenders, release any Collateral or any security interest therein in connection with (A) any disposition of such Collateral permitted by Section 8.4, (B) any dissolution permitted by Section 7.3, or (C) any release specifically provided for in the Collateral Documents.

         11.2 Notices

             All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by telecopy, when sent, addressed as follows in the case of the Borrowers, the Agent or the Issuing Bank, and as set forth in Schedule 11.2 in the case of each Lender, or addressed to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

                  Borrowers:

                  c/o GP Strategies Corporation
                  9 West 57th Street
                  Suite 4170
                  New York, New York 10019
                  Attention:  Scott Greenberg, CFO
                  Telephone: (212) 230-9529
                  Telecopy:  (212) 230-9500
                  with a copy to:

                  Patricia F. Brennan, Esq.
                  Morgan, Lewis & Bockius, LLP
                  101 Park Avenue
                  New York, New York
                  Telephone: (212) 309-6814
                  Telecopy:  (212) 309-6273

                  The Agent or the Issuing Bank:

                  Fleet National Bank
                  1185 Avenue of the Americas
                  New York, NY 10036
                  Attention: James V. Maiorino
                  Telephone: (212) 819-5727
                  Telecopy:  (212) 819-4120

                  with a copy to:

                  Scott M. Zemser, Esq.
                  Bingham Dana LLP
                  399 Park Avenue
                  New York, New York 10022
                  Telephone: (212) 318-7700
                  Telecopy:  (212) 752-5378

except that any notice, request or demand by the Borrowers to or upon the Agent, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.7 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

         11.3 No Waiver; Cumulative Remedies

             No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 Survival of Representations and Warranties and Certain Obligations

             (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

             (b) The obligations of the Borrowers under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 11.5 and 11.8 shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, and the payment of the Loans, the Reimbursement Obligations, and all other amounts payable under the Loan Documents.

         11.5 Expenses

             Each  Borrower  agrees,   jointly  and  severally,   promptly  upon
presentation of a statement or invoice therefor, and whether any Loan is made or any Letter of Credit is issued (i) to pay or reimburse Fleet (in its capacity as Agent and arranger) for all its respective out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse each of the Issuing Bank, the Swing Line Loan Lender, the Agent and the Lenders for all of its reasonable out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, (B) in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Obligor under any of the Loan Documents, and (C) the enforcement of this Section and (iii) to pay, indemnify, and hold each of the Issuing Bank, the Swing Line Loan Lender, the Lenders, and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each of the Issuing Bank, the Swing Line Loan Lender, the Lenders and the Agent and each of its officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the Letters of Credit and the enforcement and performance of the provisions of any subordination agreement involving the Agent and the Lenders (all the foregoing, collectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrowers agree to make the maximum payment not prohibited under applicable law; provided, however, that the Borrowers shall have no obligation to pay Indemnified Liabilities to the Agent, the Issuing Bank, the Swing Line Loan Lender, or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent, the Issuing Bank, the Swing Line Loan Lender, or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all amounts payable under the Loan Documents. In addition, the Borrowers jointly and severally also agree to reimburse the Administrative Agent on demand for all reasonable third party administration, audit and monitoring expenses incurred in connection with the Borrowing Base and determinations in respect thereof.

         11.6 Lending Offices

             (a) Each Lender shall have the right at any time and from time to time to transfer its Loans and Reimbursement Obligations to a different office, provided that such Lender shall promptly notify the Agent and the Borrowers of any such change of office. Such office shall thereupon become such Lender's lending office, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.5, 3.7 and 3.10, as a result of a transfer of any such Loans and Reimbursement Obligations to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

             (b) Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.5, 3.7 and 3.10 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts to designate another lending office for any Loans and Reimbursement Obligations affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.5, 3.6, 3.7 and 3.10.

         11.7 Successors and Assigns

             (a) This Agreement, the Notes and the other Loan Documents to which the Borrowers are a party shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent, the Swing Line Loan Lender, the Issuing Bank all future holders of the Notes and Reimbursement Obligations and their respective successors and assigns. The Borrowers shall not delegate any obligation or duty under any Loan Document without the prior written consent of the Agent, the Issuing Bank, the Swing Line Loan Lender and each Lender.

             (b) Subject to Section 11.7(e), any Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

             (c) In addition to its rights under  Section  11.7(b),  each Lender shall have the right to sell, assign, transfer or negotiate (each an "Assignment") all or a portion of its Loans, its Commitment and its Notes, to any subsidiary or Affiliate of such Lender, to any other Lender, or to any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund, provided that (i) each such Assignment shall be of a constant, and not a varying, percentage of all of the assignor Lender's rights and obligations under the Loan Documents, (ii) the Commitment Amount of the Commitment assigned shall be not less than $5,000,000 or the full Commitment Amount of such assignor Lender's Commitment, (iii) unless the assignee is another Lender or a subsidiary or Affiliate of any Lender, or unless at the time of such Assignment an Event of Default shall exist, Parent shall have consented thereto in writing (which consent shall not be unreasonably withheld), and (iv) the assignor Lender and such assignee shall deliver to the Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Agent. Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the Parent's consent to such Assignment, if required, the Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrowers. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. Each Borrower agrees, jointly and severally, that, if requested, in connection with each such Assignment, it shall at its own cost and expense execute and deliver (1) to the Agent or such assignee a Note in a maximum principal amount equal to the Commitment Amount of the Commitment assumed by such assignee, and (2) to the Agent or such assignor Lender, in the event that such assignor Lender shall not have assigned all of its Commitment, a Note in a maximum principal amount equal to the Commitment Amount of the Commitment retained by such assignor, in each case either in escrow pending the delivery of, or against receipt of, such assignor Lender's existing Note. The Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement. Notwithstanding any other term of this Section, the agreement of Fleet to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of Fleet to make any assignment of its Loans or Commitment, it being understood and agreed that Fleet may terminate its Swing Line Loan Commitment either in whole or in part, in connection with the making of any assignment.

             (d) In addition to the participations provided for in Section 11.11, each Lender may grant participations in all or any part of its Loans, its Notes and its Commitments to one or more banks, insurance companies, pension funds, mutual funds or other financial institutions, provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the Parent, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the granting of such participation does not require that any additional loss, cost or expense be borne by the Borrowers at any time, and (v) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section 11.1 require the consent of all of the Lenders.

             (e) No Lender shall, as between and among the Borrower, the Agent, the Issuing Bank and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its Loans, its Commitment and its Note, except that a Lender shall be relieved of its obligations to the extent of any such Assignment of all or any part of its Loans, its Commitments or its Notes pursuant to Section 11.7(c).

         11.8 Indemnity

             Each Borrower,  jointly and severally,  agrees, to defend, protect, indemnify, and hold harmless the Agent, the Issuing Bank and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel to such Indemnified Persons) in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal, state or provincial laws or other statutory regulations, including securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under environmental laws, Federal, state, provincial or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of any Borrower, any other Obligor, or their respective predecessors in interest, or the past, present or future environmental condition of the Property of the Parent or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance (as defined under applicable environmental law) into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter executed and delivered by the Parent or any of its

Subsidiaries, the Issuing Bank and/or the Agent, the capitalization of the Parent or any of its Subsidiaries, the Commitments, the Letter of Credit Commitment, the making of, issuance of, management of and participation in the Loans or the Letters of Credit, or the use or intended use of the Letters of Credit and the proceeds of the Loans hereunder, provided that the Borrowers shall not have any obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Parent to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all Indebtedness of the Obligors under the Loan Documents.

         11.9 Limitation of Liability

             No claim may be made by the Parent, any other Obligor, any of its Subsidiaries, any Lender or other Person against the Agent, any Lender, or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and the Parent, its Subsidiaries, such other Obligor, any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         11.10 Counterparts

             Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrowers, the Issuing Bank, the Agent and the Lenders. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

         11.11 Adjustments; Set-off

             (a) If any Lender (a "Benefited Lender"), shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans, Notes or the Reimbursement Obligations in excess of its Revolving Loan Commitment Percentage of payments then due and payable on account of the Loans, the Notes, and the Reimbursement Obligations received by all the Lenders, then such Benefited Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes, as shall be necessary to cause such Benefited Lender to share such excess payment with each of them according to their Revolving Loan Commitment Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Lender, such purchase from such other Lenders shall be rescinded, and each such other Lender shall repay to such Benefited Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's pro rata share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from such Benefited Lender) of any interest or other amount paid or payable by such Benefited Lender in respect of the total amount so recovered. The Parent agrees that such Benefited Lender so purchasing a participation from such other Lenders pursuant to this subsection (a) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Benefited Lender were the direct creditor of such Parent in the amount of such participation.

             (b) In addition to any rights and  remedies of the Issuing Bank and the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Sections 9.1(a) or (b), each of the Issuing Bank, the Swing Line Loan Lender and the Lenders shall have the right, without prior notice to the Parent or any other Obligor, any such notice being expressly waived by each Borrower and each other Obligor to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrowers or such other Obligor, as the case may be, to the Issuing Bank or such Lender, as the case may be, any amount owing from the Issuing Bank, the Swing Line Loan Lender or such Lender, as the case may be, to such Borrower or such other Obligor, as the case may be, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Issuing Bank, the Swing Line Loan Lender or such Lender, as the case may be, against the Borrowers or such other Obligor, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrowers or such other Obligor, as the case may be, or against anyone else claiming through or against the Borrowers or such other Obligor, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Issuing Bank, the Swing Line Loan Lender or such Lender, as the case may be, prior to the making, filing or issuance, or service upon the Issuing Bank or such Lender, as the case may be, of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each of the Issuing Bank, the Swing Line Loan Lender and the Lenders agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by the Issuing Bank, the Swing Line Loan Lender or such Lender, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.12 Construction

             Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

         11.13 Governing Law

             THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST UNDER A LOAN DOCUMENT, OR REMEDIES UNDER A LOAN DOCUMENT, IN RESPECT OF ANY COLLATERAL ARE GOVEREND BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, IN THE CASE OF STANDBY LETTERS OF CREDIT, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP98 RULES")) AND, IN THE CASE OF TRADE LETTERS OF CREDIT, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION (INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP 500 RULES")), AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES OR THE UCP 500 RULES, AS APPLICABLE, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         11.14 Headings Descriptive

             Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         11.15 Severability

             Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.16 Integration

             All  exhibits  to a Loan  Document  shall  be  deemed  to be a part thereof. Except for agreements between the Agent and the Borrowers with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrowers, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof.

         11.17 Consent to Jurisdiction

             Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Obligor hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         11.18 Service of Process

             Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2 of the applicable Loan

Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         11.19 No Limitation on Service or Suit

             Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Agent, the Issuing Bank or any Lender to bring proceedings against any Obligor in the courts of any jurisdiction or jurisdictions in which such Obligor may be served.

         11.20 WAIVER OF TRIAL BY JURY

             EACH OF THE AGENT, THE ISSUING BANK, THE SWING LINE LOAN LENDER, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWERS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE ISSUING BANK, THE SWING LINE LOAN LENDER, THE AGENT, OR THE LENDERS, OR COUNSEL TO THE ISSUING BANK, THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ISSUING BANK, THE AGENT, THE SWING LINE LOAN LENDER OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH
LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH BORROWER ACKNOWLEDGES THAT THE ISSUING BANK, THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         11.21 Treatment of Certain Information

             Each of the Issuing Bank and Lenders understands that some of the information furnished to it pursuant to this Loan Agreement may be received by it prior to the time that such information shall have been made public, and each of the Issuing Bank and Lenders hereby agree that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Loan Agreement confidential prior to its becoming public (through publication other than as a result of action by Issuing Bank and one of the Lenders in violation of this Section 11.21) subject, however, to (i) disclosure to officers, directors, employees, representatives, agents, auditors, consultants, advisors, lawyers and affiliates of the Issuing Bank or such

Lender, in the ordinary course of business, (ii) disclosure to such officers, directors, employees, agents and representatives of a prospective assignee or participant as need to know such information in connection with the evaluation of a possible participation in the Commitments hereunder (who will be informed of the confidential nature of the material); (iii) the obligations of the Issuing Bank and Lenders or a participant under applicable law, or pursuant to subpoenas or other legal process, to make information available to governmental agencies and examiners or to others and the right of the Issuing Bank and Lenders to use such information in proceedings to enforce their rights and remedies hereunder or under any other Loan Document or in any proceeding against the Issuing Bank and lenders in connection with this Loan Agreement or under any other Loan Document or the transactions contemplated hereunder; (iv) disclosure to the extent such information (A) becomes publicly available other than as a result of a breach of this Loan Agreement or (B) becomes available to the Issuing Bank or Lender or a participant on a non-confidential basis, not in breach of any agreement or other obligation to the Borrowers from a source other than the Borrowers; (v) disclosure to the extent the Borrowers shall have consented to such disclosure in writing; or (vi) the Issuing Bank or each Lender or participant's right to make information available (A) to any corporation controlled by the Issuing Bank or Lender or participant or under common control with the Issuing Bank or Lender or participant in connection with the sale of a participation by such Lender or participant to such other corporation provided such transferee agrees to be bound by confidentiality or (B) in accordance with
Section 11.21.

         11.22 Judgment Currency

             (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

             (b) The obligations of the Borrowers in respect of any sum due in the Original Currency from it to a Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to such Borrower.

         11.23 Pledge to Federal Reserve

             Any Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of any Note payable to it to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release any such Lender from its obligations under any of the Loan Documents.

         11.24 Lost Notes

             Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Collateral Document, the Borrowers will issue, in lieu thereof, a replacement Note or other Collateral Document in the same principal amount thereof and otherwise of like tenor.

         11.25 Interest Adjustment

             All agreements between the Obligors and the Agent and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the indebtedness evidenced by the Notes exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Obligors, the Agent and the Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by a Note (in such manner as the Lenders may determine in their sole discretion) and not to the payment of interest. This provision shall control every other provision of all agreements between the Obligors and the Agent and the Lenders.

         11.26 No Set-off or Counterclaim; Loan Documents in Full Effect

             The Borrowers hereby acknowledge, confirm and declare that (i) all sums owing to the Agent and/or the Lenders in connection with the Loan Documents are owed without offset, deduction, counterclaim or defense of any kind or nature to the payment thereof and (ii) the Loan Documents and the Liens and security interests created thereby are valid, subsisting and, to the Borrowers' knowledge, perfected liens and security interests.

         11.27 Amendment and Restatement

             This Agreement amends and restates the Existing Credit Agreement and all indebtedness, liabilities, Obligations, Liens and security interests arising or created under the Loan Documents continue in full force and effect (except as expressly heretofore modified and/or modified and/or amended and restated in connection with the transactions contemplated by this Agreement), unimpaired and undischarged. This Agreement is a replacement, consolidation, amendment and restatement of the Existing Credit Agreement (and the Revolving
Credit Notes are issued in substitution and exchange for, and not in satisfaction of, certain Indebtedness outstanding under the Existing Credit Agreement) and IS NOT A NOVATION.

         11.28 Re-Allocation of Loans, Letters of Credit Outstandings and Commitments.

             All Loans, Letters of Credit Outstanding and Commitments of each Lender under the Existing Credit Agreement shall, from and after the Effective Date, be assigned and re-allocated among the Loans, Letters of Credit and Commitments provided for hereunder, so that after giving effect hereto, the Revolving Loan Commitment Percentages of all Lenders are set forth on Exhibit A hereto.

         11.29 Certain Collateral Matters.

             (a) The Agent is authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

             (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and Letter of Credit Commitments and payment in full in cash of all principal and interest on the Loans, all fees payable pursuant to Section 2.10, all Reimbursement Obligations, and all other Obligations payable under the Credit Agreement and under any Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrowers or any other obligor of the Borrowers owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrowers or any other obligor of the Borrowers under a lease which has expired or been terminated in a transaction permitted under the Credit Agreement or is about to expire and which has not been, and is not intended by the Borrowers or any of the Subsidiaries of the Borrowers to be renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified by the Required Lenders or as otherwise required by Section 11.1, each Lender. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular Collateral pursuant to this Section 11.29.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                GP STRATEGIES CORPORATION



                                By:
                                    Name:  Scott N. Greenberg
                                    Title: President and Chief Financial Officer




                                GENERAL PHYSICS CORPORATION



                                By:
                                    Name:
                                    Title:

                                FLEET NATIONAL BANK,

                                Individually, as Issuing Bank and as Agent



                                By:
                                     Name:
                                     Title:



                               DIME SAVINGS BANK OF NEW YORK, FSB

                               By:
                               Name:
                               Title:

                               LASALLE BUSINESS CREDIT INC.


                               By:
                               Name:
                               Title:

                                                                  EXHIBIT A





                                    LENDERS;
                     REVOLVING LOAN COMMITMENT PERCENTAGES;
                                    ADDRESSES


--------------------------------------------------------------------------------
                                                                 Revolving Loan
                                                                   Commitment
          LENDER                                Commitment         Percentage
-------------------------------------------------------------------------------
                                                $20,000,000            50%
  FLEET NATIONAL BANK
    1185 Avenue of the Americas
    New York, NY  10036

    Attention:    James V. Maiorino
    Tel:  (212) 819-5727
    Fax: (212) 819-4120

-------------------------------------------------------------------------------
                                                $10,000,000            25%
  LASALLE BUSINESS CREDIT INC.
    135 S. LaSalle Street
    Suite 145
    Chicago, IL 60603

    Attention: Tom Brennan
    Tel:  (312) 904-6169
    Fax: (312) 904-6450

------------------------------------------------------------------------------
  DIME SAVINGS BANK                             $10,000,000            25%
  OF NEW YORK, FSB
    1180 Avenue of the Americas
    New York, NY 10036

    Attention: Patrick Grady
    Tel:  (212) 382-8352
    Fax: (212) 382-8349

------------------------------------------------------------------------------
                        TOTAL COMMITMENT        $40,000,000            100%
------------------------------------------------------------------------------